                                  EXHIBIT 10.10

                       CORNERSTONE PROPANE PARTNERS, L.P.
                          CORNERSTONE PROPANE GP, INC.
                                    SYN INC.
                              432 Westridge Drive,
                          Watsonville, California 95076

                     10.26% Senior Notes due June 30, 2009

                                                     Dated as of June 25, 1999

TO EACH OF THE PURCHASERS LISTED
IN THE ATTACHED SCHEDULE A

Dear Purchaser:
         Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "COMPANY"), Cornerstone Propane GP, Inc., a California corporation (the "MANAGING GENERAL PARTNER"), and SYN Inc., a Delaware corporation (the "SPECIAL GENERAL PARTNER," and together with the Managing General Partner, each a "GENERAL PARTNER" and together, the "GENERAL PARTNERS"), hereby agree with you as follows:

         SECTION 1.  OPERATING PARTNERSHIP; AUTHORIZATION OF NOTES.
         The Company is the sole limited partner of Cornerstone Propane L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and owns a 98.9899% limited partnership interest in the Operating Partnership. The Company derives all of its cash flow from the operations conducted by the Operating Partnership and its Subsidiaries. The Managing General Partner is managing general partner of both the Company and the Operating Partnership and the Special General Partner is special general partner of both the Company and the Operating Partnership.
         The Company will authorize the issue and sale of $45,000,000 aggregate principal amount of its 10.26% Senior Notes due June 30, 2009 (the "NOTES", such term to include any Notes issued in substitution therefor or replacement thereof pursuant to SECTION 14). The Notes shall be substantially in the form of EXHIBIT A, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Note Agreement (as amended or supplemented from time to time, this "AGREEMENT") are defined in SECTION 13; references to a "Section" or a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Section of this Agreement or to a Schedule or an Exhibit attached to this Agreement.

         SECTION 2. SALE AND PURCHASE OF NOTES; OTHER AGREEMENTS.
              Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in SECTION 3, Notes in the principal amount specified opposite your name in SCHEDULE A for purchase by you at the Closing, at the purchase price of 100% of the principal amount thereof. At the Closing provided for in SECTION 3, the Company will use the proceeds of the sale of the Notes to make an equity contribution to the Operating Partnership which will be used by the Operating Partnership to prepay certain of its Indebtedness, all as provided in SECTION 4.8.
         Contemporaneously with entering into this Agreement, the General Partners and the Company are entering into identical Note Agreements (the "OTHER AGREEMENTS") with each of the other purchasers named in SCHEDULE A (the "OTHER PURCHASERS"), providing for the sale to each of the Other Purchasers, at the Closing, of Notes in the principal amount specified opposite its name in SCHEDULE A. The sale of Notes to you and the Other Purchasers are to be separate sales, and this Agreement and the Other Agreements constitute separate agreements.

         SECTION 3. CLOSING.
         The sales of the Notes to you and the Other Purchasers shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, at 9:00 a.m., New York time, at a closing (the "CLOSING") on June 25, 1999, or such later date as may be agreed upon by Managing General Partner, the Company, you and the Other Purchasers. At the Closing, the Company will deliver to you Notes in the principal amount to be purchased by you, in the form of a single Note (or such greater number of Notes as you may request; PROVIDED that each such Note shall be in a denomination of at least $500,000), each dated the date of the Closing and registered in your name (or in the name of your nominee as indicated in SCHEDULE A), against payment of the purchase price therefor on the date of Closing by transfer of immediately available funds to the Company, or as otherwise directed by the Company in writing (at least two days prior to the date of the Closing). If at the Closing the Company shall fail to tender such Notes to you as provided above in this SECTION 3 or if any of the conditions specified in SECTION 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment. At the Closing, the Company will designate (to the extent not theretofore so designated) the Operating Partnership, Cornerstone Sales & Service Corporation, Flame, Inc., Propane Continental, Inc., Coast Energy Global Services, Inc. and Coast Energy Canada, Inc. as Restricted Subsidiaries under this Agreement and the Other Agreements.

         SECTION 4. CONDITIONS TO CLOSING.
         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:
         4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and its Affiliates contained in this Agreement, the other Operative Agreements, and those otherwise made in writing by or on behalf of the Company or any Affiliate of the Company in connection with the transactions contemplated by this Agreement, shall be true and correct when made and at the time of the Closing, except as affected by the consummation of such transactions and except for any representation and warranty that is expressly stated to relate to a specific date, in which case such representation and warranty shall be true and correct as of such earlier date.
         4.2. PERFORMANCE; NO DEFAULT. Each of the Company and its Affiliates shall have performed and complied with all agreements and conditions contained in this Agreement or any other Operative Agreement required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing no Event of Default or Potential Event of Default under this Agreement or default by any party under any other Operative Agreement shall have occurred and be continuing.
         4.3. COMPLIANCE CERTIFICATES. You shall have received Officers' Certificates of the Company and each General Partner, dated the date of the Closing and satisfactory in substance and form to you, certifying that the conditions specified in SECTIONS 4.1 and 4.2 have been fulfilled in all material respects insofar as the relevant representation or warranty is made by, or the relevant agreement or condition is required to be performed or complied with by, or the relevant Event of Default, Potential Event of Default or default has been caused by or relates to, each of such entities and, with respect to the Officers' Certificate of the Company, its Subsidiaries, and in the case of the Officers' Certificate of the Managing General Partner, certifying that no material adverse change has occurred in the financial condition of the Business subsequent to March 31, 1999.

         4.4. OPINIONS OF COUNSEL. You shall have received favorable opinions from (a) McCutchen, Doyle, Brown & Enersen, L.L.P., counsel for the Company and its Affiliates, substantially in the form of EXHIBIT B1 and (b) Fried, Frank, Harris, Shriver & Jacobson, your special counsel in connection with the transactions contemplated by this Agreement, substantially in the form of EXHIBIT B2, and in each case covering such other matters incident to such transactions as you may reasonably request, each addressed to you, dated the date of the Closing and otherwise reasonably satisfactory in substance and form to you. The Company and the General Partners hereby direct their counsel referred to in clause (a) of this SECTION 4.4 to deliver to you such opinions and letters to be delivered by it and authorize you to rely thereon.
         4.5. LEGAL INVESTMENT. On the date of the Closing your purchase of Notes shall be permitted by the laws and regulations of each jurisdiction to which your investments are subject, but without recourse to provisions (such as section 1404(b) or 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies in securities not otherwise legally eligible for investment. If requested by you by prior written request to the Company or the General Partners, you shall have received, at least five Business Days prior to the Closing, an Officers' Certificate of the Company or the General Partners, as the case may be, certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.
         4.6. OPERATIVE AGREEMENTS. Each of the Operative Agreements shall be in full force and effect, and shall constitute the legal, valid and binding and enforceable obligations of the respective parties thereto, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or law, and no default or accrued right of termination on the part of any of the parties thereto shall exist thereunder as of the date of the Closing, and you shall have received a fully executed original, or a true and complete copy, of each such document.
         4.7. SALE AND ISSUANCE OF OTHER NOTES. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers the Notes to be purchased by them at the Closing under the Other Agreements as specified in SCHEDULE A.
         4.8. USE OF PROCEEDS. At the time of the Closing, (a) the Company shall have contributed the net proceeds of the sale of the Notes to you and the Other Purchasers, net of the Closing fees paid pursuant to SECTION 4.12 and other expenses of the offering and sale of the Notes, to the Operating Partnership as an additional contribution to partnership capital and (b) the Operating Partnership shall have repaid, out of the proceeds of such contribution, certain of its Indebtedness as set forth in SCHEDULE 4.8.
         4.9. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the Other Agreements and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.
         4.10. RATING. Prior to the Closing, the Notes shall have received a rating of at least BB+ from Fitch IBCA, Inc., which rating shall remain in effect as of the Closing.
         4.11. INSURANCE. Insurance complying with the provisions of SECTION
10.13 hereof shall be in full force and effect.
         4.12. PAYMENT OF CLOSING FEES. The Company shall have paid the fees and disbursements required by SECTION 16 to be paid by the Company on the date of the Closing.
         4.13. PRIVATE PLACEMENT NUMBER. The Company shall have obtained for the Notes a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

         4.14. YEAR 2000 QUESTIONNAIRE. The Company shall have delivered to you a copy of the Company's response to the Year 2000 Due Diligence Questionnaire supplied by the Securities Valuation Office of the National Association of Insurance Commissioners.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE GENERAL
PARTNERS AND THE COMPANY.
         Each of the General Partners and the Company represents and warrants that:
         5.1. ORGANIZATION, STANDING, ETC. (a) The Company is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties and assets, to conduct its business as described in the Memorandum, to enter into this Agreement and the other Operative Agreements to which it is a party, to issue and deliver the Notes and to carry out the terms of this Agreement, such other Operative Agreements and the Notes.
         (b) Each General Partner is a corporation duly organized, validly existing and in good standing (in the case of the Managing General Partner) under the laws of the State of California or (in the case of the Special General Partner) under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to conduct its business, to enter into and carry out the terms of this Agreement and the other Operative Agreements to which it is a party, and, in the case of the Managing General Partner, to execute and deliver as managing general partner of the Company this Agreement, the Notes and the other Operative Agreements to which the Company is a party.
         (c) Each Restricted Subsidiary is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has all requisite corporate or partnership power and authority to own and operate its properties and to conduct its business as may be described in the Memorandum.
         5.2. PARTNERSHIP AND STOCK INTERESTS. The only general partners of the Company are the General Partners which own an aggregate 1% general partner interest in the Company. The only general partners of the Operating Partnership are the General Partners, which own an aggregate 1.0101% general partner interest in the Operating Partnership. The only limited partner of the Operating Partnership is the Company, which owns a 98.9899% limited partner interest in the Operating Partnership. The Operating Partnership does not have any other partners. Except for (i) the Operating Partnership and (ii) Cornerstone Sales & Service Corporation, a Delaware corporation, Flame, Inc., an Arizona corporation, Propane Continental, Inc., a Delaware corporation and Coast Energy Global Services, Inc., a Delaware corporation, each of which is a Wholly Owned Subsidiary of the Operating Partnership, and Coast Energy Canada, Inc., a Delaware corporation which is a Wholly Owned Subsidiary of Coast Energy Global Services, Inc., the Company does not have, and immediately after giving effect to the transactions contemplated by the Operative Agreements will not have, any Subsidiaries or any Investments in any Person (other than Investments of the types described in SECTION 10.4(f)). Each Subsidiary of the Company is a Restricted Subsidiary.
         5.3. QUALIFICATION. The Company is duly qualified or registered and is in good standing as a foreign limited partnership for the transaction of business, and each General Partner and Restricted Subsidiary is qualified or registered and is in good standing as a foreign corporation or limited partnership for the transaction of business, in the jurisdictions set forth in
SCHEDULE 5.3, which are the only jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the General Partners and the Company has taken all necessary partnership or corporate action to authorize the execution, delivery and performance by it of this Agreement, the Notes and each other Operative Agreement to which it is a party. Each of the General Partners and the Company has duly executed and delivered each of this Agreement, the Notes and the other Operative Agreements to which it is a party, and each of them constitutes the legal, valid, binding and enforceable obligation of a General Partner or the Company, as the case may be, in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.
         5.4. FINANCIAL STATEMENTS. The Company has delivered to you complete and correct copies of (i) the private placement memorandum, dated May 4, 1999, prepared by the Company for use in connection with the Company's private placement of the Notes (together with any supplements or amendments, the "MEMORANDUM") and (ii) the Company's (x) Annual Report on Form 10-K for the fiscal year ended on June 30, 1998 and (y) Quarterly Reports on Form 10-Q for the fiscal quarters ended on September 30, 1998, December 31, 1998 and March 31, 1999, respectively, in each case filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder (collectively, the "FILINGS") delivered in connection with the offering of the Notes. The historical and PRO FORMA consolidated financial statements of the Company set forth in or incorporated by reference into the Memorandum and in the Filings comply in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934, as amended, and the published rules and regulations thereunder and, in the opinion of the Managing General Partner, the assumptions on which the PRO FORMA adjustments set forth in or incorporated by reference into the Memorandum to such historical consolidated financial statements of the Company are based, provide a reasonable basis for presenting the significant effects of the transactions contemplated by the PRO FORMA consolidated financial statements set forth in or incorporated by reference into the Memorandum and such PRO FORMA adjustments give appropriate effect to such assumptions and are properly applied in all material respects to the historical amounts in the compilation of such PRO FORMA consolidated financial statements. The financial statements and financial schedules included in the Memorandum and in the Filings (other than with respect to PRO FORMA matters) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified, except to the extent disclosed therein, and present fairly the consolidated financial position of the Company as of the respective dates specified and the results of its consolidated operations and cash flows for the respective periods specified (subject, as to interim statements, to the omission of footnotes and year-end audit adjustments). Except as may be disclosed on SCHEDULE 5.4, since March 31, 1999, there has been no change or event which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed on SCHEDULE 5.4, the financial data included under the caption "Selected Historical and Pro Forma Financial and Operating Data" in the Memorandum present fairly, on the basis stated in the Memorandum, the information set forth therein and have been compiled on a basis consistent with the audited and unaudited historical financial statements included in the Memorandum; the PRO FORMA financial data included in the Memorandum represent, in all material respects and on the basis stated in the Memorandum, the Managing General Partner's best estimate with respect to PRO FORMA financial information; and the assumptions on which the PRO FORMA adjustments to the PRO FORMA aspects of the financial data included in the Memorandum are based provide a reasonable basis for presenting all of the significant effects of the transactions contemplated by such PRO FORMA financial data and such PRO FORMA adjustments give appropriate effect to such assumptions and are properly applied in all material respects to the historical amounts in the compilation of such PRO FORMA financial data.

         5.5. CHANGES, ETC. Except as contemplated by this Agreement, the other Operative Agreements or the Memorandum, subsequent to March 31, 1999, the Company and its Affiliates have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business, and no events have occurred, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there has not been any Restricted Payment of any kind declared, paid or made by the Company, the Operating Partnership or either General Partner other than the distribution by the Company to its partners of $9,252,000 on May 14, 1999.
         5.6. TAX RETURNS AND PAYMENTS. On the date of the Closing and after giving effect to the transactions then to be consummated under the Operative Agreements, each of the Company and its Affiliates has filed all federal, state and other tax returns required by law to be filed by it or has properly filed for an extension of time for the filing thereof and has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are due and payable, except those
(a) which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made, or
(b) for which the failure to file or extend would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Operating Partnership is a limited partnership that is treated as a pass-through entity for federal income tax purposes.
         5.7. INDEBTEDNESS. At the time of the Closing, other than the Indebtedness represented by the Notes and the Indebtedness listed in SCHEDULE 5.7, none of the Company, either General Partner or any Restricted Subsidiary will have any secured or unsecured Indebtedness outstanding. At the time of the Closing, no instrument or agreement to which the Company, any Restricted Subsidiary or, other than SECTION 7.6(a) of the MLP Agreement and SECTION 7.6(a) of the Operating Partnership Agreement, either General Partner is a party or by which the Company, any Restricted Subsidiary or either General Partner is bound or which is applicable to the Company, any Restricted Subsidiary or either General Partner (other than this Agreement, the Other Agreements, the OP Note Agreements and the Bank Credit Facilities) contains any restrictions on the incurrence by the Company, any Restricted Subsidiary or either General Partner of additional Indebtedness. At the time of the Closing, both before and after giving effect to the sale of the Notes, no event of default shall exist in respect of any Indebtedness of the Company, either General Partner or any Restricted Subsidiary or under any agreement or instrument relating to or securing any such Indebtedness.
         5.8. OWNERSHIP OF ASSETS. (a) The Company and each Restricted Subsidiary are in possession of and operating in compliance in all respects with all franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders required to own, lease or use its properties and assets and (considering all such Permits (as below defined) in the possession of, and being complied with by, the Company and such Restricted Subsidiary taken together) to permit the conduct of the Business as now conducted and proposed to be conducted ("PERMITS"), except for those Permits (collectively, "PERMITTED EXCEPTIONS") (i) which are not required at such time and are routine or administrative in nature and are expected in the reasonable judgment of Managing General Partner to be obtained or given in the ordinary course of business after the date of the Closing, or (ii) which, if not obtained or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         (b) The Company and each Restricted Subsidiary has (i) title to the portion of its properties and assets constituting real property owned in fee simple, (ii) good and valid leasehold interests in the portion of its properties and assets constituting real property and leased to the Company or such Restricted Subsidiary pursuant to which the Company or such Restricted

Subsidiary enjoys undisturbed possession thereof, except for defects in, or lack of recorded title and exceptions to, leasehold interests as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) sufficient title to the portion of its properties and assets constituting personal property reasonably necessary for the use and operation of such personal property as it has been used in the past and as it is proposed to be used in the Business, in each case subject to no Liens except Permitted Encumbrances. Such properties and assets are all of the assets and properties reasonably necessary to enable the Company and the Restricted Subsidiaries to conduct the Business. Subject to exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company and each Restricted Subsidiary enjoys peaceful and undisturbed possession under all leases necessary for the operation of the Business, other than certain immaterial leased property of which the Company and such Restricted Subsidiary shall enjoy undisturbed possession, and (B) all such leases are valid and subsisting and are in full force and effect. No effective financing statement under the Uniform Commercial Code which names the Company as debtor is on file in any jurisdiction and the Company has not signed any effective financing statement or any effective security agreement authorizing any secured party thereunder to file any such financing statement.
         (c) The Company has no material assets other than a 98.9899% limited partnership interest in the Operating Partnership.
         5.9. LITIGATION, ETC. Except as set forth on SCHEDULE 5.9, there is no action, proceeding or investigation pending or, to the knowledge of the Company and the General Partners upon reasonable inquiry, threatened (or any basis therefor known to the Company or either General Partner) which questions the validity of this Agreement, any other Operative Agreement or the Notes or any action taken or to be taken pursuant to this Agreement, any other Operative Agreement or the Notes, or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         5.10. COMPLIANCE WITH OTHER INSTRUMENTS, ETC. After giving effect to the sale of the Notes and consummation by the Company and its Subsidiaries of the other transactions contemplated by the Operative Agreements, neither the Company, any Restricted Subsidiary nor either General Partner (i) is in violation of any term of the MLP Agreement (in the case of the Company), the Operating Partnership Agreement (in the case of the Operating Partnership) or, in the case of any Restricted Subsidiary (other than the Operating Partnership) and the General Partners, of their respective articles or certificates of incorporation or by-laws, or (ii) is in violation of any term of any other agreement or instrument to which the Company, any Restricted Subsidiary or either General Partner is a party or by which any of them or any of their properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, in the case of clause (ii), the consequences of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the execution, delivery and performance by each of the General Partners and the Company of this Agreement and the other Operative Agreements to which it is a party and the Notes, as the case may be, will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company, any Restricted Subsidiary or either General Partner to create) any Lien upon any of the properties or assets of the Company, any Restricted Subsidiary or either General Partner prohibited by any such term; and there is no such term the compliance with which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         5.11. GOVERNMENTAL CONSENT. No consent, approval or authorization of, or declaration or filing with, any governmental authority (which has not been obtained) is required for the valid execution, delivery and performance of this Agreement or the other Operative Agreements, and no such consent, approval, authorization, declaration or filing is required for the valid offer, issue, sale and delivery of the Notes pursuant to this Agreement and the Other Agreements.
         5.12. OFFER OF NOTES. Neither the Company nor any of its Affiliates nor anyone acting on its or their behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than you, the Other Purchasers and not more than 75 other institutional investors. Neither the General Partners nor the Company nor anyone authorized to act on their behalf has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act of 1933, as amended, or to the registration or qualification provisions of any securities or Blue Sky law of any applicable jurisdiction or require qualification of any indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended; PROVIDED, HOWEVER, that it is understood that any action taken by you or any Other Purchaser shall not have been taken on behalf of the Company or the General Partners.
         5.13. USE OF PROCEEDS. The proceeds of the sale of the Notes to you and the Other Purchasers will be used as set forth in SECTION 4.8 and to pay fees and expenses associated with the offering of the Notes as set forth in SECTION
4.12 and other expenses of the offering and sale of the Notes.
         5.14. FEDERAL RESERVE REGULATIONS. Neither the General Partners nor the Company nor the Operating Partnership will, directly or indirectly, use any of the proceeds of the sale of the Notes for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute this transaction a "purpose credit", in each case, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation U or of Regulations T or X (12 C.F.R. 220, as amended, and 12 C.F.R. 224, as amended, respectively) or any other applicable regulation of such Board. No indebtedness being reduced or retired, directly or indirectly, out of the proceeds of the sale of the Notes was incurred for the purpose of buying or carrying any stock which is currently a "margin stock", and neither General Partner nor the Company nor the Operating Partnership owns or has any present intention of acquiring with the proceeds thereof any amount of such "margin stock".
         5.15. INVESTMENT COMPANY ACT. None of the General Partners, the Company or the Operating Partnership is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.
         5.16. PUBLIC UTILITY HOLDING COMPANY ACT; FEDERAL POWER ACT. None of the General Partners, the Company or the Operating Partnership is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; none of the General Partners, the Company or the Operating Partnership, or the issue and sale of the Notes by the Company is subject to regulation under such Act; and none of the General Partners, the Company or the Operating Partnership is a "public utility" as such term is defined in the Federal Power Act, as amended.
         5.17. ERISA. (a) None of the General Partners, the Company, any Subsidiary of the Company or any Related Person of the General Partners or the Company (other than Northwestern Growth Corporation, a Delaware corporation, and any Subsidiaries of Northwestern Growth Corporation (except for the General Partners and any Subsidiary of the General Partners that is a Related Person of the Company)) is obligated to contribute to, and none of the General Partners, the Company, any Subsidiary of the Company or any Related

Person of the Company has any liability or obligation with respect to, any Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code (other than a Multiemployer Plan). None of the Company, any Subsidiary of the Company or any Related Person of the Company has any liability or obligation to provide any amount or type of compensation or benefit in respect of any employee or former employee of the Business which relates to periods, services performed or benefits or amounts accrued prior to December 17, 1996 (other than pursuant to a Multiemployer Plan, continuation coverage provided pursuant to Section 4980B of the Code or
Section 601, et seq., of ERISA, or any liability or obligation for contributions pursuant to a Plan not yet required to be paid). None of the General Partners, the Company, any Subsidiary of the Company or any Related Person of the Company has incurred any material liability under Title IV of ERISA with respect to any such Plan and no event or condition exists or has occurred as a result of which such a liability would reasonably be expected to be incurred. None of the General Partners, the Company, any Subsidiary of the Company or any Related Person of the Company has engaged in any transaction, including the transactions contemplated hereunder which could subject the Company, any Subsidiary of the Company or any Related Person of the Company to a material liability pursuant to Section 4069(a) or 4212(c) of ERISA. There has been no reportable event (within the meaning of Section
4043(b) of ERISA other than one for which the applicable notice requirements have been waived by PBGC regulation) or any other event or condition with respect to any Plan which presents a risk of the termination of, or the appointment of a trustee to administer, any such Plan (other than a Multiemployer Plan) by the PBGC. No prohibited transaction (within the meaning of Section 406(a) of ERISA or Section 4975 of the Code) exists or has occurred with respect to any Plan which has subjected or could reasonably be expected to subject either General Partner, the Company or any Subsidiary of the Company to a material liability under Section 502(i) or 502(l) of ERISA or Section 4975 of the Code. No material liability to the PBGC (other than liability for premiums not yet due) has been or is expected to be incurred with regard to any Plan by the General Partners, the Company, any Subsidiary of the Company or any Related Person of the Company. None of the General Partners, the Company, any Subsidiary of the Company or any Related Person of the Company contributes or is obligated to contribute or has ever contributed or been obligated to contribute to any single employer plan that has at least two contributing sponsors not under common control. Timely payment has been made of all amounts which the General Partners, the Company, any Subsidiary of the Company or any Related Person of the Company is required under applicable law, the terms of each Plan or any collective bargaining agreement to have paid as contributions to each such Plan except to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the General Partners and the Company, no Multiemployer Plan has been terminated or presents a material risk of termination, is insolvent or is in reorganization within the meaning of Section 4241 or 4245 of ERISA and the transactions contemplated hereby will not result in a withdrawal from any Multiemployer
Plan that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the General Partners, the Company or any Subsidiary of the Company has any obligation to provide any material amount of post-employment welfare benefits or coverage (other than continuation coverage provided pursuant to Section 4980B of the Code or
Section 601, et seq., of ERISA).
         (b) The execution and delivery of this Agreement and the Other Agreements and the issue and sale of the Notes, and delivery of the Notes hereunder and thereunder will not involve any non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representations by the Company and the General Partners in the immediately preceding sentence are made in reliance upon and subject to the accuracy of your representation in SECTION 6.2 of this Agreement and the representations of the Other Purchasers in SECTION 6.2 of the Other Agreements as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by you and the Other Purchasers, respectively. With respect to each employee benefit plan identified to the Company in accordance with clause (c) of SECTION 6.2 of this Agreement or of any of the Other Agreements, none of the General Partners, the Company or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) of either
General Partner or the Company has at this time, and has not exercised at any time within the one year period preceding the date of the Closing, the authority to appoint or terminate you or any Other Purchaser as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with you or any Other Purchaser on behalf of any such plan.
         5.18. ENVIRONMENTAL MATTERS. (a) Except as disclosed in SCHEDULE 5.18, each of the Company, each Restricted Subsidiary and each General Partner is in compliance with all Environmental Laws applicable to it or to the Business or its properties or assets except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and each Restricted Subsidiary has timely and properly applied for renewal of all environmental permits or licenses that have expired or are about to expire and are necessary for the conduct of the Business as now conducted and as proposed to be conducted, except where the failure to timely and properly reapply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. SCHEDULE 5.18 lists (i) all notices from Federal, state or local environmental agencies to the Company, any Restricted Subsidiary or the General Partners citing environmental violations that have not been finally resolved and disposed of, and no such violation, whether or not notice regarding such violation is listed on SCHEDULE 5.18, if ultimately resolved against the Company, such Restricted Subsidiary or either General Partner, as the case may be, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) all current reports filed by the Company, each Restricted Subsidiary or either General Partner with any Federal, state or local environmental agency having jurisdiction over the properties and assets of each, true and complete copies of which reports have been made available to you and your special counsel. Notwithstanding any such notice, the Company, each Restricted Subsidiary and each General Partner are currently operating in all material respects within the limits set forth in such environmental permits or licenses and any current noncompliance with such permits or licenses will not result in any material liability or penalty to the Company, any Restricted Subsidiary or either General Partner or in the revocation, loss or termination of any such environmental permits or licenses, the revocation, loss or termination of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         (b) Except as disclosed in SCHEDULE 5.18, all facilities located on the real property of the Company or any Restricted Subsidiary which are subject to regulation by RCRA are and have been operated in compliance with RCRA, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and none of the Company, such Restricted Subsidiary or either General Partner has received, or, to the knowledge of the Company and either General Partner, been threatened with, a notice of violation of RCRA regarding such facilities.
         (c) Except as disclosed in SCHEDULE 5.18, no hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) is located or present at any of the real property of the Company or any Restricted Subsidiary in violation of any Environmental Law, which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and with respect to such real property there has not occurred (i) any release or threatened release of any such hazardous substance, (ii) any discharge or threatened discharge of any substance into ground, surface, or navigable waters which violates any Federal, state, local or foreign laws, rules or regulations concerning water pollution, or (iii) any assertion of any Lien pursuant to Environmental Laws resulting from any use, spill, discharge or clean-up of any hazardous or toxic substance or waste, which occurrence would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         5.19. FOREIGN ASSETS CONTROL REGULATIONS, ETC. The issue and sale of the Notes by the Company and the use by the Company and the Operating Partnership of the proceeds thereof as contemplated by this Agreement, will not violate any of the regulations (other than those regulations, if any, that are implicated solely as a result of the actions of the purchasers of the Notes) administered by the Office of Foreign Assets Control, the United States Department of the Treasury, including, without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Libyan Sanctions Regulations, the Federal Republic of Yugoslavia (Serbia and Montenegro) and Bosnian Serb-Controlled Areas of the Republic of Bosnia and Herzegovina Sanctions Regulations, the Unita (Angola) Sanctions Regulations, the Terrorism Sanctions Regulations, and the Soviet Gold Coin Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or the restrictions set forth in Executive Orders No. 8389, 9193, 12543 (Libya), 12544 (Libya), 12801 (Libya), 12722 (Iraq), 12724
(Iraq), 12775 (Haiti), 12779 (Haiti), 12808 (Yugoslavia), 12810 (Yugoslavia) or 12831 (Yugoslavia), as amended, of the President of the United States of America or of any rules or regulations issued thereunder.
         5.20. DISCLOSURE. This Agreement, the other Operative Agreements, the Memorandum (as such may be updated by SCHEDULE 5.4 hereto), the Filings, the document titled "Senior Note Lenders Presentation," dated June 10,1999, delivered by the Company in connection with the offering and sale of the Notes and each other historical financial statement, document, certificate or instrument delivered to you by or on behalf of the Company, any Restricted Subsidiary, or either General Partner or any of their Affiliates (as amended, updated or revised by any subsequent delivery) in connection with the transactions contemplated by this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (other than the statements made regarding general economic conditions relating to national or local economies (PROVIDED that this reference shall not affect the representation made in SECTION 5.4) and except for projections made and delivered in good faith and on the basis of reasonable assumptions). There is no fact actually known to the Company or either General Partner which has or in the future would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect which has not been set forth or referred to in this Agreement, the Memorandum (as such may be updated by SCHEDULE 5.4 hereto) or another document, certificate or instrument delivered to you. You and the Other Purchasers shall be entitled to rely on the statements and disclosures set forth herein and therein.
         5.21. SOLVENCY. Upon the sale of the Notes and the concurrent or prior consummation of the transactions contemplated hereby, the Company and each Restricted Subsidiary will be Solvent. "SOLVENT" means, with respect to any Person, that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, will exceed the liabilities of such Person,
(b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of the foregoing definition, "debts" means any liabilities or claims, and "CLAIM" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.
         5.22. YEAR 2000. The Company and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem. Based on such review and program, the Company represents and warrants that (a) the Company's and its Subsidiaries' computer based systems are Year 2000 Compliant or will be Year 2000 Compliant not later than December 30, 1999 and (b) the Year 2000 Problem will not result in an Event of Default or have a material adverse effect on the condition (financial or otherwise), business, operations, assets or properties of the Company and the Restricted Subsidiaries (taken as a whole). The Company and its Subsidiaries, to the best of the Company's and its Subsidiaries' knowledge, have worked or will work with their relevant customers, suppliers and other service providers to seek to prevent any Year 2000 Problem in such customers', suppliers' and other service providers' systems from having a material adverse effect on the Company and the Restricted Subsidiaries (taken as a whole).

         SECTION 6. PURCHASER'S REPRESENTATIONS; SOURCE OF FUNDS.
         6.1. PURCHASER'S REPRESENTATIONS. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds, in each case not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, or with any present intention of selling any of the Notes in connection with any distribution; PROVIDED that the disposition of your property shall at all times be within your control. If you are purchasing for the account of one or more pension or trust funds (other than pension or trust funds included in the general account of an insurance company), you represent that (except to the extent that you have otherwise advised Fried, Frank, Harris, Shriver & Jacobson and the Company in writing) you have sole investment discretion with respect to the acquisition of the Notes to be issued to you pursuant to this Agreement and the authority to make the representations herein contained on behalf of such pension or trust funds and on your own behalf and that the determination and decision on your behalf to purchase such Notes for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments.
         6.2. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to the source of funds to be used by you to pay the purchase price of the Notes purchased by you hereunder:
         (a) if you are an insurance company, no part of such funds constitutes assets allocated to any separate account maintained by you in which an employee benefit plan (or its related trust) has any interest and, if the source of funds includes assets of an insurance company general account, then the statements in SECTION 6.2(e) are accurate as to such source; or
         (b) if you are an insurance company, to the extent that any of such funds constitutes assets allocated to any separate account maintained by you, (i) such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption 90-1, in which case you have disclosed to the Company the names of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this clause (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii) such separate account contains only the assets of a specific employee benefit plan, the identity of which you have delivered to the Company in writing; or
         (c) if you are a "qualified professional asset manager" or "QPAM" (as defined in Part V of Prohibited Transaction Class Exemption 84-14, issued March 13, 1984 (the "QPAM EXEMPTION")), all of such funds constitute assets of an "investment fund" (as defined in Part V of the QPAM Exemption) managed by you, no employee benefit plan assets which are included in such investment fund, when combined with the assets of all other employee benefit plans (i) established or maintained by the same employer or an affiliate (as defined in Part V of the QPAM Exemption) of such employer or by the same employee organization and (ii) managed by you, exceed 20% of the total client assets managed by you, the conditions of the QPAM Exemption (other than Section I(a) thereof) are satisfied and you have disclosed to the Company the names of all employee benefit plans whose assets are included in such investment fund; or
         (d) if you are other than an insurance company, all or a portion of such funds consists of funds which do not constitute assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA) and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, accurate information as to the identity of which you have delivered to the Company in writing; or
         (e) if you are an insurance company, the source of the funds is an insurance company general account in respect of which the reserves and liabilities for the general account contract(s) held by or on behalf of any benefit plan (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT"), determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis) together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other benefit plans (as defined by the NAIC Annual Statement) maintained by the same employer (or affiliate thereof as defined in Prohibited Transaction Class Exemption 95-60) or by the same employee organization (as defined by the NAIC Annual Statement) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company.
As used in this SECTION 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         SECTION 7. ACCOUNTING; FINANCIAL STATEMENTS AND OTHER INFORMATION.
         The Company will maintain, and will cause each Restricted Subsidiary to maintain, a system of accounting established and administered in accordance with GAAP, and will accrue, and will cause each Restricted Subsidiary to accrue, all such liabilities as shall be required by GAAP. The Company will deliver (in duplicate, unless you have advised us otherwise) to you, so long as you shall be entitled to purchase Notes under this Agreement or you or your nominee shall be the holder of any Notes, and to each other Institutional Investor holding any Notes (other than a Competitor of the Company):
         (a) as soon as practicable, but in any event within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company beginning with the fiscal period ending September 30, 1999, consolidated (and to the extent that such are being prepared, consolidating) balance sheets of the Company and the Restricted Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income and cash flows, if applicable and, to the extent that such are being prepared, consolidating) statements of income and cash flows of the Company and the Restricted Subsidiaries (i) for such period and (ii) (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by an authorized financial officer of the Managing General Partner as presenting fairly, in all material respects, the information contained therein (subject to changes resulting from normal year-end adjustments), in accordance with GAAP applied on a basis consistent with prior fiscal periods; PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements hereof to the extent such reports otherwise satisfy the requirements of this SECTION 7(a);
         (b) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ending June 30, 1999, consolidated (and to the extent that such are being prepared, consolidating) balance sheets of the Company and the Restricted Subsidiaries as at the end of such year and the related consolidated (and, as to statements of income and cash flows, if applicable and to the extent that such are being prepared, consolidating) statements of income, partners' capital and cash flows of the Company and the Restricted Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated and, where applicable and, to the extent that such are being prepared, consolidating figures for the previous fiscal year, all in reasonable detail; PROVIDED that delivery within the time period specified above of copies of the Company's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements hereof to the extent such reports otherwise satisfy such requirements; and accompanied by a report thereon of Arthur Andersen LLP or other independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements present fairly in all material respects the financial position of the Company and the Restricted Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards in effect in the United States from time to time, and in the case of such consolidating financial statements of the Company, if any, certified by an authorized financial officer of the Managing General Partner of the Company, as presenting fairly in all material respects the information contained therein, in accordance with GAAP applied on a basis consistent with prior fiscal periods;
         (c) together with each delivery of financial statements pursuant to clauses (a) and (b) of this SECTION 7, a certificate by an authorized financial officer of the Managing General Partner of the Company (i) stating that the signer has reviewed the terms of this Agreement and the other Operative Agreements and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company and the Restricted Subsidiaries during the accounting period covered by such financial statements and that the signer does not have knowledge of the existence and continuance as at the date of such certificate of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, (ii) specifying (x) compliance with the ratio set forth in

     SECTION 10.1 and (y) the amount available at the end of such accounting period for Restricted Payments in compliance with SECTION 10.5, and showing in reasonable detail all calculations required in arriving at such results, (iii) demonstrating in reasonable detail, if applicable, compliance during and at the end of such accounting period with the restrictions contained in Sections 10.2(c) through (h), inclusive, (j) through (l), inclusive, and (o), 10.4(g), 10.9(a)(ii), 10.9(a)(iii) and 10.9(c), and (iv) if not specified in the related financial statements being delivered pursuant to clauses (a) and (b) above, specifying the aggregate amount of interest paid or accrued by the Company and the Restricted Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and the Restricted Subsidiaries, during the fiscal period covered by such financial statements;
         (d) together with each delivery of consolidated financial statements pursuant to clause (b) of this SECTION 7, a written statement by the independent public accountants giving the report thereon (i) stating that in connection with their audit examination, the terms of this Agreement and the other Operative Agreements were reviewed to the extent considered necessary for the purpose of expressing an opinion on the consolidated financial statements and for making the statement contained in clause (ii) hereof (it being understood that no special audit procedures in addition to those required by generally accepted auditing standards then in effect in the United States shall be required) and (ii) stating whether, in the course of their audit examination, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence and continuance of any condition or event which constitutes an Event of Default or Potential Event of Default insofar as such Event of Default or Potential Event of Default relates to accounting or financial matters, and, if so, specifying the nature and period of existence thereof;
         (e) promptly upon their becoming publicly available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Company, the Managing General Partner or the Operating Partnership to all of its security holders in compliance with the Securities Exchange Act of 1934, as amended from time to time, or any comparable Federal or state laws relating to the disclosure by any Person of information to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Company, the Managing General Partner or the Operating Partnership with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions (other than Registration Statements on Form S-8), and (iii) all press releases and other statements made available by the Company, either General Partner or the Operating Partnership to the public concerning material developments in the business of the Company, either General Partner of the Company or the Operating Partnership, as the case may be;
         (f) promptly, but in any event within five days after any Responsible Officer of the Company knows that (x) any condition or event which constitutes an Event of Default or Potential Event of Default has occurred or exists, or is expected to occur or exist, (y) the holder of any Note has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement or default under any other Operative Agreement or (z) any Person has given any notice to the Company, either General Partner or any Restricted Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 11(f), an Officers' Certificate of the Company describing the same and the period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto;
         (g) promptly, and in any event within five Business Days after a Responsible Officer of the Company obtains knowledge of (i) the occurrence of an adverse development with respect to any litigation or proceeding involving the Company, any of its Subsidiaries or either General Partner which in the reasonable judgment of the Company presents a reasonable likelihood of having a Material Adverse Effect or (ii) the commencement of any litigation or proceeding involving the Company, any of the Subsidiaries or either General Partner which in the reasonable judgment of the Company presents a reasonable likelihood of having a Material Adverse Effect, a written notice of a Responsible Officer describing in reasonable detail such commencement of, or adverse development with respect to, such litigation or proceeding;
         (h) promptly, but in any event within five days after any Responsible Officer of the Company knows that any of the events or conditions specified below with respect to any Plan has occurred or exists, or is expected to occur or exist, a statement setting forth details respecting such event or condition and the action, if any, that the Company or any Related Person of the Company has taken, is taking and proposes to take or cause to be taken with respect thereto (and a copy of any notice or report filed with or given to or communication received from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition):
                  (A) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder (other than one for which the applicable notice requirements have been waived by PBGC regulation);
                  (B) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;
                  (C) a substantial cessation of operations within the meaning of Section 4062(e) of ERISA under circumstances which could result in the treatment of the Company or any Related Person of the Company as a substantial employer under a "multiple employer plan" or the application of the provisions of Section 4062, 4063 or 4064 of ERISA to the Company or any Related Person of the Company;
                  (D) the taking of any steps by the PBGC or the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any Related Person of the Company of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;
                  (E) the complete or partial withdrawal by the Company or any Related Person of the Company under Section 4063, 4203 or 4205 of ERISA from a Plan which is a "multiple employer plan" or a Multiemployer Plan, or the receipt by the Company or any Related Person of the Company of notice from a Multiemployer Plan regarding any alleged withdrawal or that it intends to impose withdrawal liability on the Company or any Related Person of the Company or that it is in reorganization or is insolvent within the meaning of Section 4241 or 4245 of ERISA or that it intends to terminate under Section 4041A of ERISA or from a "multiple employer plan" that it intends to terminate;
                  (F) the taking of any steps concerning the threat or the institution of a proceeding against the Company or any Related Person of the Company to enforce Section 515 of ERISA;
                  (G) the occurrence or existence of any event or series of events which could result in a material liability to the Company or any Related Person of the Company pursuant to Section 4069(a) or 4212(c) of ERISA;
                  (H) the failure to make a contribution to any Plan, which failure, either alone or when taken together with any other such failure, is sufficient to result in the imposition of a Lien on any property of the Company or any Related Person of the Company pursuant to Section 302(f) of ERISA or Section 412(n) of the Code or could result in the imposition of a material tax or material penalty pursuant to Section 4971 of the Code on the Company or any Related Person of the Company;

                  (I) the amendment of any Plan in a manner which would be treated as a termination of such Plan under Section 4041(e) of ERISA or require the Company or any Related Person of the Company to provide security to such Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or
                  (J) the incurrence of liability in connection with the occurrence of a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code);
         (i) promptly, but in any event within five days, after an officer of any of the Company, any Subsidiary of the Company or either General
     Partner receives any notice or request from any Person (other than any Affiliate or any agent, attorney or similar party employed by the Company or either General Partner) for information, or if the Company, any Subsidiary of the Company or either General Partner provides any notice or information to any such Person (other than any Affiliate or any agent, attorney or similar party employed by the Company or either General Partner), concerning the presence or release of any hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) or other contaminants (as defined by any applicable federal, state, local or foreign laws) within, on, from, relating to or affecting any property owned, leased, or subleased by the Company, any Subsidiary of the Company or either General Partner (each such notice, request or information, an "ENVIRONMENTAL NOTICE"), copies of such Environmental Notice, except (i) any Environmental Notice which the Company reasonably determines will not result in any claim or liability in excess of $250,000 (it being understood that to the extent that all such Environmental Notices could reasonably be expected to result in aggregate claims or liabilities in excess of $250,000, the Company shall provide a summary of such Environmental Notices) and (ii) any Environmental Notice made in the normal course of business which does not pertain to the violation by the Company, any Subsidiary of the Company or either General Partner of an Environmental Law;
         (j) with reasonable promptness, such other financial reports and information and data (including, without limitation, any management letter issued or provided by independent public accountants of the Company or any Restricted Subsidiary) with respect to the Company, any Restricted Subsidiary, any other Subsidiary of the Company (to the extent such reports, information and data relate to environmental matters or any material litigation or proceeding) or either General Partner as from time to time may be requested by you (so long as you hold a Note), or by any Institutional Investor holder of any Note other than a Competitor of the Company;
         (k) promptly after a Responsible Officer of the Company or any Restricted Subsidiary becomes aware of (i) any material violation of or notice of potential liability under any Environmental Law or (ii) any release or threatened release of any Hazardous Material at, on, into, under or from any real property of any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Law, which liability would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, a statement setting forth details respecting such event or condition and the action, if any, that the Company or any Restricted Subsidiary of the Company has taken, is taking and proposes to take or cause to be taken with respect thereto; and
         (l) promptly, and, in any event, within 30 days after such material is provided to the governmental authority or third party, copies of any notice, submission or documentation provided by the Company or any Restricted Subsidiary to any governmental authority or third party under any Environmental Law if the matter which is the subject of the notice, submission or other documentation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 8. INSPECTION.
         The Company will permit or cause the Managing General Partner to permit
(a) at any time when an Event of Default or Potential Event of Default shall have occurred and be continuing, any authorized representatives designated by you, so long as you shall be entitled to purchase the Notes under this Agreement or you or your nominee shall be the holder of any Notes, or by any other Institutional Investor that is a holder of any Notes (other than a Competitor of the Company), and (b) at any other time, any authorized representative designated by any Purchaser or Purchasers holding (together with its or their Affiliates) at least $3,000,000 in aggregate principal amount of the Notes or by any other holder or holders (together with its or their Affiliates) of at least $3,000,000 in aggregate principal amount of the Notes (other than a Competitor of the Company) then outstanding and an authorized representative of all of the holders of the Notes, in each case, upon prior written notice and as may be reasonably requested, to visit during normal business hours and inspect any of the properties of the Company, any Restricted Subsidiary and any other Subsidiary (to the extent relating to environmental or litigation matters) and, to the extent relating to the Business, any properties of either General Partner or of either General Partner's Subsidiaries, including the books of account of the Company, the Restricted Subsidiaries, such other Subsidiaries, either General Partner and either General Partner's Subsidiaries, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their senior officers and (with reasonable prior written notice) independent public accountants (and by this provision each of the Company and either General Partner authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Company, any Restricted Subsidiary and such other Subsidiaries), and, to the extent relating to the Business, either General Partner or any of either General Partner's Subsidiaries, as the case may be) all at such times and as often as may be requested; PROVIDED that you shall bear the expenses of your authorized representative, except the Company will bear the expenses of such authorized representatives if an Event of Default or Potential Event of Default has occurred and is continuing; and the Company shall at all times bear the expenses of its and its Affiliates' officers and independent public accountants.

         SECTION 9. PREPAYMENT OF NOTES.
         9.1. REQUIRED PREPAYMENTS OF THE NOTES. On each of the dates set forth in the following table, the Company will prepay the principal amount of the Notes set forth opposite such date in such table (or such lesser principal amount of the Notes as shall at the time be outstanding), at the principal amount of the Notes so prepaid, without premium, together with interest accrued thereon:

                                           Principal Amount
          Date of Prepayment                 of Prepayment
     -----------------------------   ------------------------------
     June 30, 2005                                      $9,000,000
     June 30, 2006                                      $9,000,000
     June 30, 2007                                      $9,000,000
     June 30, 2008                                      $9,000,000

         Any partial prepayment of the Notes pursuant to SECTION 9.2 or 9.3 and any acquisition of Notes by the Company or any of its Subsidiaries or either General Partner made pursuant to SECTION 9.7 shall be applied to reduce each prepayment thereafter required to be made pro rata, but otherwise no acquisition of the Notes by the Company or any of its Affiliates, shall relieve the Company from its obligation to make the required prepayments provided for in this SECTION 9.1. The Company shall notify the holders of the Notes of any application provided for in the immediately preceding sentence five days prior to such application. On the maturity date, the Company will pay the then outstanding principal amount of the Notes together with interest accrued thereon.
         9.2. OPTIONAL PREPAYMENTS OF THE NOTES WITH MAKE WHOLE AMOUNT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in an amount of not less than $5,000,000), at the option of the Company, upon notice as provided in SECTION 9.4 at 100% of the principal amount of the Notes so prepaid plus interest accrued thereon to the prepayment date and the Make Whole Amount.
         9.3. PREPAYMENT ON CHANGE OF CONTROL. (a) The Company will, within 90 days after any Change of Control, give written notice of such Change of Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay the Notes as described in clause (b) of this SECTION 9.3 and shall be accompanied by the certificate described in clause (e) of this SECTION 9.3.
         (b) The offer to prepay Notes contemplated by clause (a) of this
SECTION 9.3 shall be an offer to prepay, in accordance with and subject to this
SECTION 9.3, all, but not less than all, the Notes held by each holder (in this case only, "HOLDER" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the Business Day specified in such offer (the "PROPOSED PREPAYMENT DATE") that is not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer).
         (c) A holder of Notes may accept the offer to prepay made pursuant to this SECTION 9.3 by causing a notice of such acceptance to be delivered to the Company at least 5 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this SECTION
9.3 shall be deemed to constitute a rejection of such offer by such holder.
         (d) Prepayment of the Notes to be prepaid pursuant to this SECTION 9.3 shall be at 100% of the principal amount of such Notes, plus a premium equal to 1% of such principal amount (the "PREMIUM AMOUNT"), together with interest on such Notes accrued to the date of prepayment. The principal amount and accrued interest and the Premium Amount shall, with respect to all Notes the holders of which accepted the offer to prepay pursuant to clause (c), become due and payable on the Proposed Prepayment Date.
         (e) Each offer to prepay the Notes pursuant to this SECTION 9.3 shall be accompanied by a certificate, executed by a senior financial officer of the Managing General Partner and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this SECTION 9.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the Premium Amount due on each Note in connection with such prepayment; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this SECTION 9.3 have been fulfilled; (vii) in reasonable detail, the nature and date of the Change of Control; and (viii) that a failure to respond to such notice shall be deemed a rejection of such offer to prepay the Notes.
         9.4. NOTICE OF PREPAYMENTS; OFFICERS' CERTIFICATE. The Company will give each holder of any Notes irrevocable written notice of each prepayment under SECTION 9.2 not less than 10 days and not more than 30 days prior to the Business Day fixed for such prepayment, in each case specifying such prepayment date, the aggregate principal amount of the Notes, the principal amount of each Note held by such holder to be prepaid and the Section under which such prepayment is to be made and the estimate of any Make Whole Amount to be paid in connection with such prepayment (calculated as if the date of such notice were the date of such prepayment). Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Make Whole Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the Business Day next succeeding the date which the Company sends such written notice, give telephonic notice (immediately followed by written notice sent by facsimile transmission) of the principal amount of the Notes to be prepaid and the prepayment date to each holder of any Notes which shall have designated a recipient of such notices in SCHEDULE A or by notice in writing to the Company. Each holder of a Note shall receive, on the Business Day immediately preceding the date scheduled for any such prepayment, an Officers' Certificate setting forth the calculations of the Make Whole Amount, certifying that the conditions of the Section under which such prepayment is to be made have been fulfilled and specifying the particulars of such fulfillment. In the event that there shall have been a partial prepayment of the Notes under
SECTION 9.2 or 9.3 or an acquisition of the Notes by the Company or any of its Subsidiaries or either General Partner pursuant to SECTION 9.7, the Company shall promptly give notice to the holders of the Notes, accompanied by an Officers' Certificate setting forth the principal amount of each of the Notes that was prepaid and specifying how each such amount was determined, setting forth the reduced amount of each required prepayment thereafter becoming due with respect to the Notes under SECTION 9.1, and certifying that such reduction has been computed in accordance with such Section.
         9.5. ALLOCATION OF PARTIAL PREPAYMENTS. Upon any partial prepayment of the Notes pursuant to SECTION 9.1 or 9.2 the principal amount so prepaid shall be allocated (as nearly as practicable) to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.
         9.6. MATURITY; SURRENDER, ETC. In the case of each prepayment, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make Whole Amount or Premium Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make Whole Amount or Premium Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any such paid or prepaid principal amount of any Note.
         9.7. ACQUISITION OF NOTES. None of the General Partners or the Company shall, nor shall any of them permit any of their respective Subsidiaries or any Restricted Affiliate to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to SECTION 9.1, 9.2, or 9.3 or upon acceleration of such final maturity pursuant to SECTION 11), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder, except, in the case of such purchase or acquisition, pursuant to an offer to purchase made pro rata to the holders of all of the Notes on the same terms and conditions. Any Notes prepaid in full or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or either General Partner shall not be deemed to be outstanding for any purpose under this Agreement or any other Operative Agreement, shall be canceled and shall not be reissued. Any Notes prepaid or otherwise purchased or otherwise acquired by any Affiliate of the Company (other than any of its Subsidiaries or either General Partner) shall not be deemed outstanding for the purpose of any vote of the holders of the Notes (including, without limitation, the calculation of any percentage of principal amount of the Notes outstanding with respect to any such vote) pursuant to this Agreement or any other Operative Agreement but shall be deemed outstanding with respect to the calculation of any future payment of principal, premium and interest on the Notes.

        SECTION 10. BUSINESS AND FINANCIAL COVENANTS OF THE COMPANY.
        The Company covenants that from the date of this Agreement through the Closing and thereafter so long as any of the Notes are outstanding:
         10.1. MAINTENANCE OF MINIMUM INTEREST COVERAGE. The Company will not at any time permit the ratio of (a) Consolidated Cash Flow to (b) Consolidated Interest Expense to be less than 1.50:1.00.
         10.2. INDEBTEDNESS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist (such condition to be satisfied only on the date of such incurrence) with respect to, any Indebtedness, except that:
         (a) the Company may become and remain liable with respect to the Indebtedness evidenced by the Notes;
         (b) the Operating Partnership may become and remain liable with respect to the Indebtedness evidenced by the OP Notes;
         (c) the Operating Partnership may become and remain liable with respect to (i) the Indebtedness incurred under the Bank Credit Facilities, and (ii) if no Event of Default or Potential Event of Default exists at the time and after giving effect to the initial borrowings thereunder, any extension, renewal, refunding, refinancing or successor facility of the Operating Partnership which permits (A) borrowings and the issuance of letters of credit under a working capital facility thereunder in an aggregate amount outstanding at no time in excess of the sum of (x) $75,000,000 plus, if the ratio of total Consolidated Funded Indebtedness (including the Indebtedness to be incurred) to Consolidated Cash Flow is less than 6.00 to 1.00, (y) the excess, if any, of (1) Consolidated Cash Flow over (2) $53,000,000, for working capital and other partnership purposes, and (B) borrowings under an acquisition facility thereunder in an aggregate amount outstanding at no time in excess of the greater of (1) $35,000,000 or (2) if the ratio of total Consolidated Funded Indebtedness (including the Indebtedness to be incurred) to Consolidated Cash Flow is less than 6.00 to 1.00, 40% of the Consolidated Net Worth of the Company as of the date of incurrence of the Indebtedness, for the purpose of financing acquisitions;
         (d) the Restricted Subsidiaries may become and remain liable with respect to Indebtedness incurred by the Restricted Subsidiaries to finance the making of expenditures (which may be capitalized in accordance with GAAP) for the improvement or repair of or additions to their respective properties or assets; PROVIDED that the aggregate principal amount of Indebtedness incurred under this SECTION 10.2(d) and outstanding at any time shall not exceed an amount equal to the net cash proceeds received by the Operating Partnership from the Managing General Partner or from the Company as a capital contribution or as consideration for the issuance by the Operating Partnership of additional partnership interests, in each case for the sole purpose of financing such expenditures;
         (e) the Operating Partnership may become and remain liable with respect to secured Indebtedness incurred in connection with Capital Lease obligations; PROVIDED that (1) the security for such Indebtedness shall extend only to such property or asset, (2) the obligation incurred does not exceed the fair market value of such property or asset (as determined in good faith by the board of directors of the Managing General Partner) and
     (3) after incurring such Indebtedness, and giving effect to the substantially concurrent retirement of any other Indebtedness, no Event of Default or Potential Event of Default will exist and the Operating Partnership could incur (without reflecting the Notes as obligations of the Operating Partnership or its Subsidiaries) at least $1.00 of additional Indebtedness in compliance with the requirements set forth in clauses (i),
     (ii) and (iii) of SECTION 10.1(f) of the 1996 Note

     Agreements and the 1998 Note Agreements (or the corresponding requirements, if any, of any agreement included in the definition of such terms); PROVIDED that for this purpose, and irrespective of any amendment or elimination of such requirements after the date hereof, the incurrence test of this subclause (3) shall always require that (A) the Consolidated Cash Flow Coverage of Debt Service be at least 2.25 to
     1.00, (B) the ratio of Consolidated Cash Flow to Maximum Consolidated
     Pro Forma Debt Service be at least 1.25 to 1.00, and (C) the ratio of Consolidated Funded Indebtedness (including the Indebtedness to be incurred) to Consolidated Cash Flow be no more than 5.25 to 1.00;
         (f) the Operating Partnership may become and remain liable with respect to secured Indebtedness incurred in connection with purchase money obligations in respect of any property or asset; PROVIDED that (1) the security for such Indebtedness shall extend only to such property or asset,
     (2) the obligation incurred does not exceed 85% of the fair market value of such property or asset (as determined in good faith by the board of directors of the Managing General Partner) and (3) after incurring such Indebtedness and giving effect to the substantially concurrent retirement of any other Indebtedness, no Event of Default or Potential Event of Default will exist and the Operating Partnership could incur (without reflecting the Notes as obligations of the Operating Partnership or its Subsidiaries) at least $1.00 of additional Indebtedness in compliance with the requirements set forth in clauses (i), (ii) and (iii) of SECTION 10.1(f) of the 1996 Note Agreements and the 1998 Note Agreements (or the corresponding requirements, if any, of any agreement included in the definition of such terms); PROVIDED that for this purpose, and irrespective of any amendment or elimination of such requirements after the date hereof, the incurrence test of this subclause (3) shall always require that (A) the Consolidated Cash Flow Coverage of Debt Service be at least 2.25 to 1.00,
     (B) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service be at least 1.25 to 1.00, and (C) the ratio of Consolidated Funded Indebtedness (including the Indebtedness to be incurred) to Consolidated Cash Flow be no more than 5.25 to 1.00;
         (g) the Operating Partnership may become and remain liable with respect to secured Indebtedness incurred to pay all or a portion of the purchase price of property acquired by the Company or to secure obligations incurred in consideration of non-compete agreements; PROVIDED that (1) the security for such Indebtedness shall extend only to the property or assets so acquired, (2) such obligation does not exceed 85% of the fair market value of such property or asset or 35% in the case of non-compete obligations (each as determined in good faith by the board of directors of the Managing General Partner) and (3) after incurring such Indebtedness, and giving effect to the substantially concurrent retirement of any other Indebtedness, no Event of Default or Potential Event of Default will exist and the Operating Partnership could incur (without reflecting the Notes as obligations of the Operating Partnership or its Subsidiaries) at least $1.00 of additional Indebtedness in compliance with the requirements set forth in clauses (i), (ii) and (iii) of SECTION 10.1(f) of the 1996 Note Agreements and the 1998 Note Agreements (or the corresponding requirements, if any, of any agreement included in the definition of such terms); PROVIDED that for this purpose, and irrespective of any amendment or elimination of such requirements after the date hereof, the incurrence test of this subclause (3) shall always require that (A) the Consolidated Cash Flow Coverage of Debt Service be at least 2.25 to 1.00, (B) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service be at least 1.25 to 1.00, and (C) the ratio of Consolidated Funded Indebtedness (including the Indebtedness to be incurred) to Consolidated Cash Flow be no more than 5.25 to 1.00;
         (h) the Company and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness, in addition to that otherwise permitted by the other clauses of this SECTION 10.2, if on the date the Company or any Restricted Subsidiary becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (i) the Consolidated Cash Flow Coverage of the Debt Service is greater than 2.00 to 1.00 and (ii) the ratio of total Consolidated Funded Indebtedness (including the Indebtedness to be incurred) to Consolidated Cash Flow is less than 6.00 to 1.00;
         (i) any Restricted Subsidiary may become and remain liable with respect to Indebtedness of such Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; PROVIDED that such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Notes at least to the extent provided in the subordination provisions set forth in EXHIBIT C;
         (j) the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness owing to either General Partner or an Affiliate of either General Partner; PROVIDED that (i) the aggregate principal amount of such Indebtedness of the Restricted Subsidiaries outstanding at any time shall not be in excess of $20,000,000, (ii) no Event of Default or Potential Event of Default has occurred, is continuing or results from such incurrence and (iii) such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Notes at least to the extent provided in the subordination provisions set forth in EXHIBIT C;
         (k) the Restricted Subsidiaries may remain liable with respect to the Indebtedness (other than the OP Notes and the Bank Credit Facilities) referred to in SCHEDULE 5.7; PROVIDED that the aggregate principal amount of all such Indebtedness at the time outstanding shall not exceed $21,425,000;
         (l) the Operating Partnership or any of its Restricted Subsidiaries may become and remain liable with respect to pre-existing Indebtedness relating to any Person, business or assets acquired by the Operating Partnership or such Restricted Subsidiary; PROVIDED that (1) no condition or event shall exist or result from such incurrence which constitutes an Event of Default or Potential Event of Default, (2) such Indebtedness was not incurred in anticipation of the acquisition of such Person, business or assets and (3) after giving effect to such Person becoming a Restricted Subsidiary, or the acquisition of such business or assets, the Operating Partnership or such Restricted Subsidiary could incur (without reflecting the Notes as obligations of the Operating Partnership or its Subsidiaries) at least $1.00 of additional Indebtedness in compliance with the requirements set forth in clauses (i), (ii) and (iii) of SECTION 10.1(f) of the 1996 Note Agreements and the 1998 Note Agreements (or the corresponding requirements, if any, of any agreement included in the definition of such terms); PROVIDED that for this purpose, and irrespective of any amendment or elimination of such requirements after the date hereof, the incurrence test of this subclause (3) shall always require that (A) the Consolidated Cash Flow Coverage of Debt Service be at least 2.25 to 1.00, (B) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service be at least 1.25 to 1.00, and (C) the ratio of Consolidated Funded Indebtedness (including the Indebtedness to be incurred) to Consolidated Cash Flow be no more than 5.25 to 1.00;
         (m) the Operating Partnership may become and remain liable with respect to any Interest Rate Agreement;
         (n) the Operating Partnership may become and remain liable with respect to any Commodity Hedging Agreement;
         (o) so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Company or any Restricted Subsidiary may become and remain liable with respect to Indebtedness incurred for any extension, renewal, refunding or refinancing of its Indebtedness otherwise permitted pursuant to this SECTION 10.2; PROVIDED that, in the case of any extension, renewal, refunding or refinancing of such Indebtedness other than the

     Indebtedness permitted by clause (c) of this SECTION 10.2 (i) the principal amount of such Indebtedness shall not exceed the principal amount of such Indebtedness being extended, renewed, refunded or refinanced together with any accrued interest and Make Whole Amount, Premium Amount or other premium with respect thereto and any costs and expenses related to such extension, renewal, refunding or refinancing, (ii) the maturity date of such Indebtedness shall not be sooner than the maturity date of such Indebtedness being extended, renewed, refunded or refinanced, and (iii) the average life to maturity of such Indebtedness shall be equal to or greater than the remaining average life to maturity of such Indebtedness being extended, renewed, refunded or refinanced; and
         (p) any Qualifying Restricted Subsidiary may become and remain liable with respect to Indebtedness evidenced by the Subsidiary Guarantee Agreements or Guaranties of Parity Debt.
         For the purpose of this SECTION 10.2, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have become liable with respect to all of its then outstanding Indebtedness at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have become liable with respect to such Indebtedness at the time of such extension, renewal or refunding. The Company or any Restricted Subsidiary shall be deemed to have become liable with respect to any Indebtedness secured by any real property acquired by the Company or such Restricted Subsidiary, as the case may be, at the time of such acquisition.
         10.3. LIENS, ETC. The Company will not create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company, whether now owned or held or hereafter acquired, or any income or profits therefrom, except Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by SECTION 10.11.
         10.4. INVESTMENTS, GUARANTIES, ETC. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (i) make or own any Investment in any Person, or (ii) create or become liable with respect to any Guaranty, except:
         (a) the Company and any Restricted Subsidiary may make and own Investments in any Restricted Subsidiary or the Company or Investments in capital stock of, or other equity interests in, any Person which as a result of such Investment becomes a Restricted Subsidiary;
         (b) the Company or any Restricted Subsidiary may make and own Investments (x) constituting trade credits or advances to any Person incurred in the ordinary course of business, (y) arising out of loans and advances to officers, directors and employees for travel, entertainment and relocation expenses, in each case incurred in the ordinary course of business or (z) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;
         (c) the Company or any Restricted Subsidiary may create or become liable with respect to any Guaranty (i) constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business or (ii) permitted under SECTION 10.2;
         (d) the Operating Partnership may create and become liable with respect to any Interest Rate Agreement;
         (e) the Operating Partnership may create and become liable with respect to any Commodity Hedging Agreement;
         (f) the Company or any Restricted Subsidiary may make and own Investments in
                      (1) marketable obligations issued or unconditionally
             guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America in each case maturing within one year from the date of acquisition thereof,
                      (2) marketable direct obligations issued by any state
             of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest rating obtainable from either Standard & Poor's Ratings Group or
             Moody's Investors Service, Inc.,
                      (3) commercial paper maturing no more than 270 days
             from the date of creation thereof and having as at any date of determination one of the two highest ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.,
                      (4) certificates of deposit maturing one year or less
             from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (A) the commercial paper or other short-term unsecured debt obligations of which are rated either A-1 or better (or comparably if the rating system is changed) by Standard &
             Poor's Ratings Group or Prime-1 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (B) the long-term debt obligations of which are rated either AA- or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Aa3 or better
             (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("PERMITTED BANKS"), or by any bank party to the Bank Credit Facilities the long-term debt obligations of which are rated either A or better (or comparably if the rating system is changed) by Standard &
             Poor's Rating Group or A or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc.,
                      (5) Eurodollar time deposits having a maturity of
             less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank,
                      (6) bankers' acceptances eligible for rediscount
             under requirements of The Board of Governors of the Federal
             Reserve System and accepted by Permitted Banks, and
                      (7) obligations of the type described in clause (1),
             (2), (3) or (4) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Company or a Restricted Subsidiary by a custodian which is a Permitted Bank; and
         (g) the Company or any Restricted Subsidiary may make and own Investments (other than those included in clause (a) above) in the capital stock of, or joint venture, partnership or other equity interests in, or the contributions to capital in the ordinary course of business of, any Unrestricted Subsidiary if immediately after giving effect to the making of any such Investment, (A) the aggregate amount of all such Investments made and outstanding pursuant to this clause (g) shall not at any time exceed 20% of the Consolidated Net Worth of the Company and (B) the aggregate amount of all Investments made and outstanding pursuant to this clause (g) as at the end of any fiscal quarter of the Company shall not exceed by more than $15,000,000 the amount of such Investments outstanding as at the end of the corresponding fiscal quarter of the immediately preceding fiscal year of the Company, and in the case of both subclauses (A) and (B) of this clause (g), the amounts specified therein may be increased (without duplication) by an amount equal to (i) the net cash proceeds received by the Company from the Managing General Partner or from other holders or purchasers of the Company's partnership interests as a capital contribution or as consideration for the issuance by the Company of additional partnership interests for the sole purpose of making such Investment, net of (ii) cash distributions received from all Unrestricted Subsidiaries for such period.
         10.5. RESTRICTED PAYMENTS. The Company will not, directly or indirectly, nor will it permit any Subsidiary to, declare, order, pay, make or set apart any sum for any Restricted Payment, except that (a) the Company may declare, order, pay, make or set apart once during each calendar quarter a Restricted Payment in cash if (i) prior to any such proposed action no condition or event shall exist which constitutes a Potential Event of Default under
SECTION 11(b) or an Event of Default and immediately after giving effect to any such proposed Restricted Payment no condition or event shall exist which constitutes a Potential Event of Default or an Event of Default, (ii) the ratio of Consolidated Cash Flow to Consolidated Interest Expense, as of the date of such action, is greater than 1.75 to 1.00 (the "COVERAGE TEST") and (iii) the Company shall have given to each holder of a Note written notice thereof on the date such Restricted Payment is declared, which date shall be within 50 days of the date on which the Coverage Test was satisfied and at least 10 days prior to the date such Restricted Payment is made, (b) the Operating Partnership may declare, order, pay, make or set apart a Restricted Payment needed to pay pass-through taxes, and (c) any Subsidiary may make, pay or set apart dividends and distributions so long as such dividends or distributions are made, paid or set apart for each holder of such Person's capital stock or other equity on a pro-rata basis. The Company will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash. Upon satisfaction of the Coverage Test by the Company, any Restricted Payment which is a dividend shall be made within 60 days thereafter, and, notwithstanding any other provision of this SECTION 10.5 (other than clause (i) of this SECTION 10.5 insofar as it relates to a Potential Event of Default under SECTION 11(b) or (h) or an Event of Default), if the payment would have been permitted as of the date of such declaration, such payment shall be permitted if made during such 60 day period.
         10.6. TRANSACTIONS WITH AFFILIATES. Except for the transactions or conduct effected pursuant to the Operative Agreements as in effect on the date of the Closing or any other transactions or conduct described or listed on
SCHEDULE 10.6, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate of the Company, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, to the Company's or such Restricted Subsidiary's business except upon fair and reasonable terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time such transaction is agreed upon from Persons which are not such an Affiliate; PROVIDED that the foregoing limitations and restrictions shall not apply to any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries or to loans and advances to officers, directors and employees made in the ordinary course of business.
         10.7. LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS, ETC. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its capital stock or partnership units, as the case may be, or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest or other contract entered into in the ordinary course of business consistent with past practices, (ii) restrictions on the payment of dividends and distributions pursuant to the terms of the Bank Credit Facilities, the OP Note Agreements and any agreement relating to any Parity Debt, in each case under this subclause (ii) containing provisions no more restrictive than those contained in the Bank Credit Facilities or the OP Note Agreements, as such provisions are in effect on the date hereof, or (iii) this Agreement or any Other Agreement.
         10.8. SUBSIDIARY STOCK AND INDEBTEDNESS. The Company will not:
         (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness of or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any Subsidiary, except, in the case of shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any Subsidiary (other than the Operating Partnership), to a Restricted Subsidiary;
         (b) permit any Restricted Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Indebtedness of (i) the Company or (ii) any other Restricted Subsidiary, or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any other Subsidiary, except to, in the case of clause (i), the Company or, in all other cases, the Company or a Restricted Subsidiary;
         (c) permit any Restricted Subsidiary to have outstanding any shares of stock or similar interests which are preferred over any other shares of stock or similar interests owned by the Company unless such shares of preferred stock or similar interests are owned by the Company; or
         (d) permit any Restricted Subsidiary directly or indirectly to issue or sell (including, without limitation, in connection with a merger or consolidation of a Restricted Subsidiary otherwise permitted by SECTION 10.9(a)) any shares of its stock or similar interests (or warrants, rights or options to acquire its stock or similar interests) except to the Company or, in the case of shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any Subsidiary (other than the Operating Partnership), to a Restricted Subsidiary;
PROVIDED that, (i) any Restricted Subsidiary may sell, assign or otherwise dispose of Indebtedness of the Company or a Restricted Subsidiary if, assuming such Indebtedness were incurred immediately after such sale, assignment or disposition, such Indebtedness would be permitted under SECTION 10.2 or (ii) subject to compliance with SECTION 10.9(c), all Indebtedness and shares of stock or partnership interests of any Restricted Subsidiary (other than the Operating Partnership) owned by the Company or by another Restricted Subsidiary may be simultaneously sold as an entirety for consideration at least equal to the fair value thereof (as determined in good faith by the Managing General Partner) at the time of such sale if such Restricted Subsidiary does not at the time own (A) any Indebtedness of the Company (other than Indebtedness which, if incurred immediately after such transaction, would be permitted under SECTION 10.2) or
(B) any Indebtedness, stock or other interest in any other Restricted Subsidiary which is not also being simultaneously sold as an entirety in compliance with this proviso or SECTION 10.9(b)(ii).
         10.9. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,
         (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:
                 (i) any Restricted Subsidiary may consolidate with or merge into another Restricted Subsidiary if, in the case of a consolidation or merger involving the Operating Partnership, the Operating Partnership shall be the surviving Person and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or Potential Event of Default; and

                 (ii) any entity (other than a Restricted Subsidiary) may
             consolidate with or merge into the Company or a Restricted Subsidiary if the Company or a Restricted Subsidiary, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, (x) the Company and, in the case of clause (2) below to the extent that such clause (2) limits incurrence of any Indebtedness, such Restricted Subsidiary (1) shall not have a Consolidated Net Worth (but without giving effect to any write-up in assets or amounts attributable to goodwill pursuant to purchase accounting methods) of less than the Consolidated Net Worth of the Company immediately prior to the effectiveness of such transaction, (2) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction, and (3) could incur, if the consolidating or merging entity has outstanding Indebtedness, at least $1 of additional Indebtedness in compliance with SECTION 10.2(h) after giving effect to such transaction, (y) substantially all of the assets of such entity shall be located and substantially all of its business shall be conducted within the United States of America, and (z) no condition or event shall exist which constitutes an Event of Default or Potential Event of Default; and
                 (iii) the Company may consolidate with or merge into any other entity if (w) the surviving entity is a corporation, limited partnership, limited liability company or business trust organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, with substantially all of its properties located and its business conducted within the United States of America, (x) such corporation, limited partnership, limited liability company or business trust expressly and unconditionally assumes the obligations of the Company under this Agreement and each of the other Operative Agreements to which it is a party and delivers to each holder of a Note at the time outstanding in connection with such assumption an opinion of counsel reasonably satisfactory to the Required Holders with respect to such matters incident to such assumption as may be reasonably requested by such holders, including, without limitation, as to the due authorization and execution of the related agreement of assumption and the enforceability of such agreement against such corporation, limited partnership, limited liability company or business trust, (y) immediately after giving effect to such transaction, such corporation, limited partnership, limited liability company or business trust (1) shall not have a Consolidated Net Worth (but without giving effect to any write-up in assets or amounts attributable to goodwill pursuant to purchase accounting methods) of less than the Consolidated Net Worth of the Company immediately prior to the effectiveness of such transaction, (2) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction and (3) could incur, if the consolidating or merging entity had outstanding Indebtedness, at least $1 of additional Indebtedness in compliance with SECTION 10.2(h) after giving effect to such transaction, and (z) immediately after giving effect to such transaction no condition or event shall exist which constitutes an Event of Default or a Potential Event of Default; or
         (b) sell, lease, abandon or otherwise dispose of all or substantially all of its assets, except that:
                 (i) any Restricted Subsidiary (other than the Operating
             Partnership) may sell, lease or otherwise dispose of all or substantially all of its assets to the Company or to a Restricted Subsidiary; and

                 (ii) the Company may sell, lease or otherwise dispose of all or substantially all of its assets to any corporation, limited partnership, limited liability company or business trust into which the Company could be consolidated or merged in connection with a transaction permitted by clause (a)(iii) of this SECTION 10.9; PROVIDED that each of the conditions set forth in such clause (a)(iii) shall have been fulfilled; or
         (c) sell, lease, abandon or otherwise dispose of any property to any Person other than the Company or any other Restricted Subsidiary (except for (x) sales, leases or other dispositions of property in transactions permitted by the foregoing clauses (a) or (b) of this SECTION 10.9, and (y) sales or leasing of inventory in the ordinary course of business) unless immediately before and after giving effect to such transaction, no Event of Default or Potential Event of Default shall exist or be continuing and:
                  (i) at least 70% or more of the consideration (or 25% or more in the event such consideration is less than $1,000,000) therefor shall be in the form of cash consideration or marketable securities; provided that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted into cash (to the extent of the cash received), shall be deemed to be cash for the purposes of this SECTION 10.9(c)(i), and
                  (ii) either
                      (A) the aggregate net after-tax proceeds of all such
                  dispositions by the Company and all Restricted Subsidiaries during the current fiscal year (including all proceeds under title insurance policies with respect to real property and all net insurance proceeds, self-insurance amounts and net awards with respect to property lost as a result of damage, destruction or a taking which have not been applied to the cost of repairing or replacing any damaged or destroyed assets), less the amount of all such net after-tax proceeds previously applied in accordance with clause (ii)(B) of this
                  SECTION 10.9(c) and the amount of such net after-tax proceeds equal to the purchase price of any assets acquired to the extent that (1) such assets were acquired within 90 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net after-tax proceeds of property disposed of under this SECTION 10.9(c), (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States of America or Canada in the conduct of the Business, and (4) to the extent such assets were acquired (in whole or in part) with borrowed money, such borrowing has been repaid in full, (x) shall not exceed $7,500,000 during such fiscal year and (y) when aggregated with such net after-tax proceeds of all prior transactions under this SECTION 10.9(c), shall not exceed $30,000,000; or
                      (B) in the event that such net after-tax proceeds (less
                  the amount thereof previously applied in accordance with this clause (ii)(B) and the amount thereof equal to the purchase price of any assets acquired to the extent that (1) such assets were acquired within 90 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net after-tax proceeds of property disposed of under this SECTION 10.9(c), (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States of America or Canada in the conduct of the Business, and (4) to the extent such assets were acquired (in whole or in part) with borrowed money, such borrowing has been repaid in full) exceed $7,500,000 during the current fiscal year or, when aggregated with such net after-tax proceeds of all prior transactions under this
                  SECTION 10.9(c), exceed $30,000,000 (the larger amount of such excess net after-tax proceeds actually realized being herein called "EXCESS PROCEEDS"), the Company shall promptly pay over to the trustee under the OP Notes such Excess Proceeds not at the time held by such trustee for application by it (x) within 365 days of the date of the disposal of property to the acquisition of assets in replacement of the property so disposed of or of assets which may be used in the United States of America or Canada in the conduct of the Business (and if the assets so disposed were or should have been, then such newly acquired assets shall be subjected to the Lien of the security documents with respect to the OP Notes and the Bank Credit Facilities) or to the cost of repairing or replacing any damaged or destroyed assets, or (y) to the extent of Excess Proceeds not applied pursuant to the immediately preceding clause (x), to the payment and/or prepayment of the OP Notes (with any applicable make whole amount thereunder) and any Parity Debt, if any, pursuant to the terms thereof, and each holder of any Note shall have received an Officers' Certificate from the Managing General Partner certifying that the consideration received for such property is at least equal to its fair value (as determined in good faith by the Managing General Partner) and that such consideration has been applied in accordance with the terms of this Agreement.
         Notwithstanding the foregoing, any Restricted Subsidiary may sell or dispose of (i) real property assets sold or disposed of within 12 months of the acquisition of such assets, and (ii) all other assets sold or disposed of within 6 months of the acquisition of such assets, in each case constituting a portion of an acquired business, if (y) such assets are specifically designated to the holders of the Notes in writing at the time of such acquisition or within 30 Business Days thereafter as assets to be disposed of, and (z) each holder of the Notes shall have received an Officers' Certificate from the Managing General Partner certifying that the consideration received for such property is at least equal to its fair value (as determined in good faith by the Managing General Partner). Such sales under this paragraph will not be applied towards the annual or cumulative limitations in clause (c) of this SECTION 10.9. In addition, notwithstanding the foregoing, the Operating Partnership may, at any time, exchange assets for other like assets which may be used in the conduct of the Business; PROVIDED that (1) the fair value of the assets so acquired is substantially equivalent to the fair value of the assets so exchanged (as determined in good faith by the Managing General Partner), (2) if the assets exchanged were or should have been, then such newly acquired assets shall be subject to the Lien of the security documents with respect to the OP Notes and the Bank Credit Facilities and (3) the total value of the assets so exchanged in any twelve month period shall not in the aggregate exceed 15% of the total assets of the Operating Partnership.
         10.10. PARTNERSHIP OR CORPORATE EXISTENCE, ETC.; BUSINESS. (a) (i) The Company will at all times preserve and keep in full force and effect its partnership existence and its status as a partnership not taxable as a corporation for federal income tax purposes; (ii) the Company will cause each Restricted Subsidiary to keep in full force and effect its partnership or corporate existence; and (iii) the Company will, and will cause each Restricted Subsidiary to, at all times preserve and keep in full force and effect all of its material rights and franchises (in each case except as otherwise specifically permitted in SECTION 10.8 and SECTION 10.9; PROVIDED, HOWEVER, that notwithstanding the preceding provisions of this SECTION 10.10 the partnership or corporate existence of any Restricted Subsidiary (other than the Operating Partnership), and any right or franchise of the Company or any Restricted Subsidiary, may be terminated if, in the good faith judgment of the Managing General Partner, such termination is in the best interest of the

Company, is not disadvantageous to the holders of the Notes in any material respect and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); and PROVIDED, FURTHER, that the Company shall not be obligated to preserve its status as a partnership not taxable as a corporation for federal income tax purposes if (i) the Company's failure to preserve such status shall be the result of an amendment to the tax laws enacted by the Congress of the United States and (ii) after giving effect to the loss of such status the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service, determined as of the date of the loss of such status, would be greater than 1.10 to 1.00, assuming, for the purposes of the computation of Consolidated Cash Flow, that Consolidated Cash Flow would be reduced by taxes at the applicable tax rate of the Company for such period had the Company been taxable as a corporation.
         (b) The Company shall not engage in any business other than the ownership of not less than a 98.9899% limited partnership interest in the Operating Partnership.
         (c) The Company will not, and will not permit the Operating Partnership or any other Restricted Subsidiary to, engage in any material lines of business other than the Business as described in the Memorandum and other activities incidental or related to the Business; PROVIDED that, the Company will not permit Cornerstone Sales & Service Corporation to exist for any purpose, or to carry on any business, other than the ownership and operation of the Service Assets (as defined in the Contribution, Conveyance and Assumption Agreement dated as of December 17, 1996 among the Company, the Operating Partnership, the General Partners and Empire Energy SC Corporation, a Delaware corporation) and other assets of that type.
         10.11. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each Subsidiary to, pay all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, and promptly reimburse the holders of the Notes for any such taxes, assessments, charges or claims paid by them; PROVIDED that no such tax, assessment, charge or claim need be paid or reimbursed if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the Managing General Partner.
         10.12. COMPLIANCE WITH ERISA. The Company will not, and will not permit any Subsidiary or Related Person of the Company to:
         (a) (i) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (ii) terminate (within the meaning of Title IV of ERISA) or withdraw from any Plan in any manner, or take, or fail to take, any other action with respect to any Plan (including, without limitation, a substantial cessation of operations within the meaning of Section 4062(e) of ERISA),
     (iii) establish, maintain, contribute to or become obligated to contribute to any welfare benefit plan (as defined in Section 3(1) of ERISA) or other welfare benefit arrangement which provides post-employment benefits, which cannot be unilaterally terminated by the Company or the Operating Partnership, (iv) fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Company or any Subsidiary or Related Person of the Company is required to pay as contributions or permit to exist any material accumulated funding deficiency, whether or not waived, with respect to any Plan or (v) engage in any transaction in connection with which the Company, any Subsidiary or any Related Person of the Company could be subject to liability pursuant to
     Section 4069(a) or

     4212(c) of ERISA, if any such event, condition or transaction described in clauses (i) through (v) above, either individually or together with any other such event, condition or transaction, could reasonably be expected to result in (x) the imposition of a Lien in a material amount on any assets or property of the Company or any Subsidiary of the Company pursuant to Section 302(f) of ERISA or Section 412(n) of the Code or (y) any liability to the Company, any Subsidiary of the Company or any Related Person of the Company, which liability would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or
         (b) as of any date of determination (i) permit the amount of unfunded benefit liabilities under any Plan (other than a Multiemployer Plan) maintained at such time by the Company or any Subsidiary or Related Persons of the Company to exceed the current value of the assets of any such Plan by more than $1,000,000 or (ii) permit the aggregate liability incurred by the Company and any Subsidiary of the Company and Related Persons of the Company pursuant to Title IV of ERISA with respect to one or more terminations of, or one or more complete or partial withdrawals from, any Plan to exceed $1,000,000.
As used in this SECTION 10.12, the term "ACCUMULATED FUNDING DEFICIENCY" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, the term "CURRENT VALUE" has the meaning specified in Section 3 of ERISA and the terms "BENEFIT LIABILITIES" and "AMOUNT OF UNFUNDED BENEFIT LIABILITIES" have the meanings specified in Section 4001 of ERISA.
         10.13. MAINTENANCE OF PROPERTIES; INSURANCE. (a) The Company will cause the Operating Partnership to maintain or cause to be maintained in working order and condition, in accordance with normal industry standards, all material properties used or useful in the business of the Company and the Restricted Subsidiaries and from time to time to make or cause to be made all appropriate repairs, renewals and replacements thereof.
         (b) The Company will cause each of the Restricted Subsidiaries to keep its insurable properties adequately insured at all times by financially sound and reputable insurers and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses. The Operating Partnership may maintain a system of self-insurance in an amount customary for companies with established reputations engaged in the same or similar business and owning similar properties as the Operating Partnership.
         10.14. OPERATIVE AGREEMENTS. The Company and the General Partners shall keep the MLP Agreement and the Operating Partnership Agreement in full force and effect and will not amend, modify or supplement the MLP Agreement or the Operating Partnership Agreement without the prior written consent of the Required Holders; PROVIDED that the MLP Agreement and the Operating Partnership Agreement may be amended, modified or supplemented without the prior written consent of the Required Holders if such amendment, modification or supplement would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         10.15. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the prior written request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act of 1933, as amended, in connection with the resale of Notes, except at such times as the Company continues to be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. For the purpose of this SECTION 10.15, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act of 1933, as amended.
         10.16. COMPLIANCE WITH LAWS. (a) The Company will, and will cause each Subsidiary to, comply with all applicable statutes, rules, regulations, and orders of, and all applicable restrictions imposed by, the United States of America, foreign countries, states, provinces and municipalities, and of or by any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, and of or by any court, arbitrator or grand jury, in respect of the conduct of their respective businesses and the ownership of their respective properties or business (including, without limitation, Environmental Laws), except (i) such as are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor or (ii) for any failure to so comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         (b) The Company will, and will cause each Restricted Subsidiary to, comply with all Environmental Laws, other than noncompliance which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
         10.17. FURTHER ASSURANCES. At any time and from to time promptly, the Company shall, at its expense, execute and deliver to each holder of a Note such further instruments and documents, and take such further action, as the holders of the Notes may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the holders of the Notes.
         10.18. SUBSIDIARIES. (a) The Company may designate any Restricted Subsidiary (other than the Operating Partnership) or newly acquired or formed Subsidiary of the Company as an Unrestricted Subsidiary or any Unrestricted Subsidiary or newly acquired or formed Subsidiary of the Company as a Restricted Subsidiary, in each case subject to satisfaction of the following conditions:
                  (i) immediately before and after giving effect to such designation no condition or event shall exist which constitutes an Event of Default or Potential Event of Default;
                  (ii) immediately after giving effect to such designation, (1) (other than in the case of a designation of an Unrestricted Subsidiary that does not have any Indebtedness as a Restricted Subsidiary), the Company would be permitted to incur at least $1 of additional Indebtedness in compliance with SECTION 10.2(h), (2) the Company and the Restricted Subsidiaries would not be liable with respect to Indebtedness or any Guaranty, would not own any Investments and their property would not be subject to any Lien which is not permitted by this Agreement and (3) substantially all of the Company's and the Restricted Subsidiaries' assets will be located, and substantially all of the Company's and the Restricted Subsidiaries' business will be conducted, in the United States of America or, in the case of Restricted Subsidiaries of the Operating Partnership, Canada;
                  (iii) in the case of a designation as an Unrestricted Subsidiary, if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) were deemed to constitute an Investment by the Company in respect of all the assets of the Subsidiary so designated, such Investment would be in compliance with SECTION 10.4(g), with the amount of such Investment being deemed to equal the net book value of such assets (as determined in good faith by the Managing General Partner) in the case of a Restricted Subsidiary or the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary; PROVIDED that this clause (iii) of this SECTION 10.18(a) shall not apply to an acquisition or formation by the Operating Partnership or a Restricted Subsidiary of a newly acquired or formed Unrestricted Subsidiary to the extent such acquisition or formation (1) is funded solely by the net cash proceeds received by the Company from either General Partner or from other holders or purchasers of the

         Company's partnership interests as a capital contribution or as consideration for the issuance by the Company of additional partnership interests or (2) the assets involved in such acquisition are acquired in exchange for additional partnership interests of the Company; PROVIDED, FURTHER, the net book value of the Restricted Subsidiary designated an Unrestricted Subsidiary and the cost (other than the amount paid in cash) of the acquisition or formation of a newly acquired or formed Subsidiary shall be deemed proceeds from the sale of assets of the Company for purposes of SECTION 10.9;
                  (iv) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not have been an Unrestricted Subsidiary prior to being designated a Restricted Subsidiary; and
                  (v) the Company shall deliver to each holder of Notes, within 20 Business Days after any such designation, an Officers' Certificate stating the effective date of such designation and confirming compliance with the provisions of this SECTION 10.18.
         In the case of the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, such new Restricted Subsidiary shall be deemed to have
(a) made or acquired all Investments owned by it, and (b) incurred all Indebtedness owing by it and all Liens to which any of its properties are subject, on the date of such designation.
         (b) The Company will not own any Unrestricted Subsidiaries other than Wholly Owned Subsidiaries satisfying the requirements in clauses (a), (b) and
(c) of the definition of Restricted Subsidiary.
         10.19. ACCOUNTING CHANGES. The Company will not, and will not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or consented to by the Company's independent public accountant. The Company will, and will cause each Restricted Subsidiary to, cause its fiscal year to end on June 30 in each year.
         10.20. RESTRICTION ON GENERAL PARTNER. The Managing General Partner shall not (i) exist for any purpose or engage in any business or business activity except (a) to serve as the Managing General Partner of the Company and the Operating Partnership, in the circumstances provided in the MLP Agreement and the Operating Partnership Agreement, and (b) to own other wholly-owned corporate Subsidiaries; PROVIDED that, each General Partner shall have agreed
(x) that it will not guaranty or, except with respect to Indebtedness assumed by the Company or the Operating Partnership, otherwise agree to be liable with respect to any Indebtedness incurred by such Subsidiary and at the time of formation or acquisition thereof and in connection therewith, the assets of either General Partner are not and will not be subject to any Liens relating to any Indebtedness or other obligations of such Subsidiaries and (y) the General Partners shall confirm with an Approved Rating Agency (as defined below) that its rating on the Notes in effect at such time will not be downgraded solely as a result thereof, or (ii) incur any Indebtedness or, other than with respect to the activities described in clause (i)(a) above, other liabilities (other than tax liabilities). "APPROVED RATING AGENCY" shall mean any of Fitch IBCA, Inc., Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or Duff and Phelps Credit Rating Co.
         10.21. OPERATING PARTNERSHIP. Neither the Company nor either General Partner shall take any action or permit any action to be taken which would result in the Operating Partnership not being or remaining a Restricted Subsidiary.
         10.22. COVENANT TO SECURE NOTES EQUALLY. The Company covenants that, if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of
SECTION 10.3 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to SECTION 18 and except any such Lien arising by operation of law), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other

Indebtedness thereby secured so long as any such other Indebtedness shall be so secured, it being understood that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.
         10.23. ACQUISITIONS. Except as otherwise permitted by SECTION 10.9, the Company will not, and will not cause or permit any of the Restricted Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (a) the Company and any of the Restricted Subsidiaries may purchase inventory in the ordinary course of business and (b) the Company or any Restricted Subsidiary may engage in any such acquisition if no Event of Default or Potential Event of Default has occurred and is continuing at the time of any such acquisition or would occur immediately after giving effect thereto.
         10.24. FIXED PRICE SUPPLY CONTRACTS; CERTAIN POLICIES. (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, at any time be a party or subject to any contract for the purchase or supply by such parties of propane or other product except where (i) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (ii) delivery of such propane or other product is to be made no more than one year after the purchase price is agreed to.
         (b) The Company will not, and will not permit any of the Restricted Subsidiaries to, amend, modify or waive the trading policy or supply inventory position policy existing as of the date of the Closing, except that the Operating Partnership may amend its supply inventory position policy such that such policy provides that neither it nor any of the other Restricted Subsidiaries will hold on hand more than 90 days' of commodities inventory. The Company will provide each holder of a Note with prompt written notice of any such new commodity hedging agreement or any such change in such policy. Subject to the foregoing exception, the Company and the Restricted Subsidiaries will comply in all material respects with such policies at all times.

         SECTION 11. EVENTS OF DEFAULT; ACCELERATION.
         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur and be continuing:
         (a) the Company shall default in the payment of any principal of or Make Whole Amount or Premium Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
         (b) the Company shall default in the payment of any interest on any Note or any amount due and payable under this Agreement or any Other Agreement for more than 5 Business Days after the same becomes due and payable; or
         (c) the Company or any Restricted Subsidiary shall default in the performance of or compliance with any term contained in SECTION 7(f), any of SECTIONS 10.1 through 10.10 (other than SECTION 10.7, insofar as it relates to Restricted Subsidiaries other than the Operating Partnership, and SECTION 10.10(c)), inclusive, or SECTION 10.21; or
         (d) the Company, either General Partner or any Restricted Subsidiary shall default in the performance of or compliance with any other term contained in this Agreement or any other Operative Agreement and such default shall not have been remedied within 30 Business Days after the earlier of the date such default shall first have become actually known to any Responsible Officer of such Person or the date written notice thereof shall have been received by the Company from any Note holder; or
         (e) any material representation or warranty made in writing by or on behalf of the Company or any of its Affiliates in this Agreement, any other Operative Agreement or in any instrument furnished in connection with the transactions contemplated by this Agreement shall prove to have been false or incorrect in any material respect on the date as of which made or deemed made; or
         (f) (i) the Company or any Restricted Subsidiary (as principal or guarantor or other surety) shall default (after receiving notice, if any, and/or the expiration of any applicable grace period) in the payment of any amount of principal of or premium or interest on Indebtedness that is outstanding in an aggregate amount at least equal to $10,000,000; or (ii) any event shall occur or condition shall exist in respect of Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 or under any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating to such Indebtedness, the effect of which is to cause such Indebtedness to become due before its stated maturity or before its regularly scheduled dates of payment; or
         (g) filing by or on the behalf of the Company or the Operating Partnership of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar act or law, state or federal, now or hereafter existing ("BANKRUPTCY LAW"), or any action by the Company or the Operating Partnership, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of the Company or the Operating Partnership, or of all or a substantial part of its property; or the making by the Company or the Operating Partnership of any assignment for the benefit of creditors; or the admission by the Company or the Operating Partnership in writing of its inability to pay its debts as they become due; or
         (h) filing of any involuntary petition against the Company or the Operating Partnership in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Company or the Operating Partnership or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or the Operating Partnership or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or the Operating Partnership; and continuance of any such event for sixty (60) consecutive days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged; or
         (i) filing by or on the behalf of the Managing General Partner or any Restricted Subsidiary (other than the Operating Partnership) of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, or any action by the Managing General Partner or any such Restricted Subsidiary for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of the Managing General Partner or such Restricted Subsidiary or of all or a substantial part of its property; or the making by the Managing General Partner or any such Restricted Subsidiary of any assignment for the benefit of creditors; or the admission by the Managing General Partner or any such Restricted Subsidiary in writing of its inability to pay its debts as they become due; or
         (j) filing of any involuntary petition against the Managing General Partner or any Restricted Subsidiary (other than the Operating Partnership) in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Managing General Partner or any such Restricted Subsidiary or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Managing General Partner or any such Restricted Subsidiary or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Managing General Partner or any such Restricted Subsidiary; and continuance of any such event for sixty (60) consecutive days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged; or
         (k) a final judgment or judgments (which is or are non-appealable or which has or have not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) shall be rendered against the Company or any Restricted Subsidiary for the payment of money in excess of $10,000,000 in the aggregate (net of any insurance coverage) and any one of such judgments shall not be discharged or execution thereon stayed pending appeal within sixty (60) days after the date due, or, in the event of such a stay, such judgment shall not be discharged within sixty (60) days after such stay expires or any action shall be legally taken by a judgment creditor to levy upon the assets or properties of the Company or any Restricted Subsidiary to enforce any such judgment; or
         (l) any order, judgment or decree is entered in any proceedings against the Company or the Operating Partnership decreeing a split-up or divestiture of the Company or the Operating Partnership, and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal or review within sixty (60) days after entry thereof, or in the event of such a stay, such order, judgment or decree shall not be dismissed within sixty (60) days after such stay expires;
then, (x) upon the occurrence of any Event of Default described in clause (g) or
(h) of this SECTION 11, the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable (without any Make Whole Amount), or, (y) upon the occurrence and continuance of any other Event of Default, the Required Holders (including a single holder holding at least the principal amount of Notes specified in the definition of "REQUIRED HOLDERS"), may at any time (unless all defaults shall theretofore have been remedied in accordance with the terms hereof) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon and, to the extent permitted by applicable law, the applicable Make Whole Amount, if any, with respect to such Notes, all without presentment, demand, protest or further notice, which are hereby waived; PROVIDED that during the existence of an Event of Default described in clause
(a) or (b) (insofar as clause (b) relates to interest on any Note) of this
SECTION 11, any holder of the Notes at the time outstanding may, at its option, by notice in writing to the Company, declare the Notes then held by such holder to be due and payable, whereupon the Notes then held by such holder shall forthwith mature and become due and payable, together with interest accrued thereon and, to the extent permitted by applicable law, the applicable Make Whole Amount with respect to such Notes, all without presentment, demand, protest or further notice, which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
         At any time after the principal of, and interest accrued on, all the Notes are declared due and payable, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates), by written notice to the Company, may rescind and annul any such declaration and its consequences (other than in respect of any Note which has been individually accelerated pursuant to the proviso contained in the immediately preceding paragraph) if (x) the Company has paid all overdue interest on the Notes, the principal of and Make Whole Amount, if any, on any such Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and the applicable Make Whole Amount and (to the extent permitted by applicable law) overdue interest, at a rate per annum equal to the rate of interest stated on the face of the Notes plus 2.0%, (y) all Events of Default, other than nonpayment of amounts which have become due solely by reason of such declaration, and all conditions and events which constitute Events of Default or Potential
Events of Default have been cured or waived, and (z) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

         SECTION 12. REMEDIES ON DEFAULT; RECOURSE, ETC.
         In case any one or more Events of Default or Potential Events of Default shall occur and be continuing, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment or performance of any provision hereof or of the Notes, the Company will pay to the holder of each Note such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements, and any out-of-pocket costs and expenses of any such holder incurred in connection with analyzing, evaluating, protecting, ascertaining, defending or enforcing any of its rights as set forth herein. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall, to the extent permitted by law, operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

         SECTION 13. DEFINITIONS.
         As used herein the following terms have the following respective meanings:
         ACQUISITION FACILITY:  that Acquisition Facility under the Bank
Credit Facilities which permits borrowings thereunder in an aggregate amount at any time no greater than $35,000,000.
         ADMINISTRATIVE AGENT: Bank of America National Trust and Savings Association, in its capacity as administrative agent for the Banks under the Bank Credit Facilities, and its successors in such capacity.
         AFFILIATE: as applied to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person; PROVIDED that (i) for purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner or through the ownership of voting securities or by contract or otherwise, (ii) as applied to the Company, the term "AFFILIATE" shall include each General Partner and the Operating Partnership, and (iii) neither you nor any other Person which is an institution shall be deemed to be an Affiliate of the Company solely by reason of ownership of the Notes or the OP Notes or other securities issued in exchange for the Notes or the OP Notes or solely by reason of having the benefits of any agreements or covenants contained in this Agreement, the other Operative Agreements or the OP Note Agreements.
         AGREEMENT: the meaning specified in SECTION 1.
         APPROVED RATING AGENCY: the meaning specified in SECTION 10.20.
         BANK CREDIT FACILITIES: that Credit Agreement, dated as of November
20, 1998, among the Operating Partnership, the Administrative Agent and the Banks, pursuant to which the Acquisition Facility and the Working Capital Facility have been made available to the Operating Partnership, and any extension, renewal, refunding, refinancing or replacement thereof containing terms no more restrictive than those contained therein on the date hereof and otherwise permitted to be incurred and remain outstanding under SECTION
10.2(c).
         BANKRUPTCY LAW: the meaning specified in SECTION 11(g).
         BANKS: the financial institutions listed in the signature pages of the Bank Credit Facilities, each assignee which becomes a lender under the Bank Credit Facilities pursuant to the terms thereof and their respective successors.
         BUSINESS: the operation by the Operating Partnership and its Subsidiaries of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products, the leasing of propane storage tanks and the related retail sale of supplies, equipment and services, including heating and HVAC home appliances, and such other businesses in which the Restricted Subsidiaries were engaged on the date of Closing as may be described in the Memorandum.
         BUSINESS DAY: any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or San Francisco, California are required or authorized by law to be closed.
         CALLED PRINCIPAL: with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 9.2 or becomes or is declared to be immediately due and payable pursuant to SECTION 11, as the context requires.
         CAPITAL LEASE: as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.
         CERCLA: the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.
         CHANGE OF CONTROL:  any of the following:
         (a) the liquidation or dissolution of the Managing General Partner;
         (b) any merger or consolidation of the Managing General Partner with or into any Person (other than a Permitted Holder) if the Managing General Partner is not the surviving entity thereof, or any sale, whether direct or indirect, of all or substantially all of the assets of the Managing General Partner to any Person or "group" (as used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than to a Permitted Holder;
         (c) any Person (other than Permitted Holders) or "group" is or becomes, directly or indirectly, the beneficial owner of more than 50% of the then outstanding total voting power of all classes of stock (or other securities) of the Managing General Partner, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions) of the Managing General Partner; or
         (d) during any period of twelve consecutive months after the date of Closing, individuals who at the beginning of such twelve month period (or Persons nominated by such members of the board of directors of the Managing General Partner to succeed them) constitute the board of directors of the Managing General Partner cease, for any reason, to constitute a majority of the board of directors of the general partner of the Company then in office or a majority of the board of directors of the general partner of the Operating Partnership then in office.
         CLOSING: the meaning specified in SECTION 3.
         CODE: the Internal Revenue Code of 1986, as amended from time to time. COMMODITY HEDGING AGREEMENT(S): any agreement or arrangement designed solely to protect the Operating Partnership against fluctuations in the price of propane or natural gas with respect to quantities of propane or natural gas that the Operating Partnership reasonably expects to purchase from suppliers, sell to its customers or need for its inventory during the period covered by such agreement or arrangement.
         COMPANY: the meaning specified in the Introduction.
         COMPETITOR: any Person engaged primarily in the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products.
         CONFIDENTIAL INFORMATION: the meaning specified in SECTION 25. CONSOLIDATED CASH FLOW: at any date of determination, for the period of four consecutive fiscal quarters most recently completed at least 45 days (except that, in connection with any calculation required pursuant to SECTION 10.2(c), SECTION 10.2(h) and SECTION 10.5 (insofar as it relates to the Coverage
Test), for the period of four consecutive fiscal quarters most recently completed) prior to such date of determination,
         (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, (i) Consolidated Net Income and (ii) all amounts deducted in the determination of such Consolidated Net Income for such period in respect of (x) interest charges (including amortization of debt discount and expense and imputed interest on Capital Lease obligations), (y) provisions for all income taxes and reserves (including reserves for deferred income taxes), and (z) all other non-cash items, LESS
         (b) without duplication, all amounts added in the determination of such Consolidated Net Income for such period in respect of non-cash items. Consolidated Cash Flow shall be calculated after giving effect (without duplication) on a PRO FORMA basis for the four consecutive fiscal quarters most recently completed prior to such date of determination to any asset sales or asset acquisitions (including, without limitation, any asset acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such asset acquisition) incurring, assuming or otherwise being liable for acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the date of determination (the "REFERENCE PERIOD"), as if such asset sale or asset acquisition occurred on the first day of the Reference Period; PROVIDED that Consolidated Cash Flow generated by an acquired business or asset shall be determined on the basis of, without duplication, (a) the actual gross profit (revenues minus cost of goods sold) of the acquired business or asset during the immediately preceding four full fiscal quarters), minus (b) the PRO FORMA expenses that would have been incurred by the Company or such Restricted Subsidiary in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Company or such Restricted Subsidiary in the operation of such acquired business or asset and non-personnel costs and expenses incurred by the Company or the Managing General Partner in the operation of its business at similarly situated Company facilities or Restricted Subsidiary facilities. If the applicable Reference Period for any calculation of Consolidated Cash Flow shall include a partial period occurring prior to the Closing, then such Consolidated Cash Flow shall be calculated based upon the Consolidated Cash Flow on a PRO FORMA basis for such portion of the Reference Period prior to the Closing (giving effect to the transactions occurring on the date of Closing) and the Consolidated Cash Flow for the remaining portion of the Reference Period occurring on and after the Closing, giving PRO FORMA effect, as described in the preceding sentences, to all applicable transactions occurring on the date of Closing or otherwise.
         CONSOLIDATED CASH FLOW COVERAGE OF DEBT SERVICE: as of any date of determination, the ratio of (a) Consolidated Cash Flow to (b) Consolidated Pro Forma Debt Service.
         CONSOLIDATED FUNDED INDEBTEDNESS: all Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable, extendible or refundable at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof; provided that Consolidated Funded Indebtedness shall include, as at any date of determination, the portion of any such Indebtedness outstanding at such time which by the terms of such Indebtedness or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.
         CONSOLIDATED INTEREST EXPENSE: as of any date of determination, the total amount payable by the Company and the Restricted Subsidiaries on a consolidated basis, during the period of twelve consecutive months immediately following such date of determination in respect of all interest charges (including amortization of debt discount and expense and imputed interest on payments under Capital Lease obligations) with respect to Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of determination, assuming for such purpose (a) the amount of such Indebtedness is not reduced or increased during such twelve month period, and (b) that interest expense for such twelve month period with respect to Indebtedness of a revolving nature shall equal the actual interest expense for Indebtedness of a revolving nature during the most recently completed twelve month period.
         CONSOLIDATED NET INCOME: with reference to any period, the net income (or deficit) of the Company and the Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions; PROVIDED that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (e) any aggregate net after-tax gain or net after-tax loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities), (f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Company or any

Restricted Subsidiary, (i) any after tax gain or loss during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, (j) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary, and (k) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.
         CONSOLIDATED NET WORTH:  as to the Company, the amount by which
         (i) the total assets of the Company and the Restricted Subsidiaries appearing on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP as of the date of determination exceeds
         (ii) the total liabilities of the Company and the Restricted Subsidiaries appearing on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP as of the date of determination on a consolidated basis, in each case after eliminating all intercompany transactions; and as to any other Person, the amount by which
         (i) the total assets of such Person and its Subsidiaries appearing on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP as of the date of determination (after eliminating all amounts properly attributable to minority interests in the stock and surplus, if any, of its Subsidiaries) exceeds
         (ii) the total liabilities of such Person and its Subsidiaries appearing on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP as of the date of determination on a consolidated basis, in each case after eliminating all intercompany transactions.
         CONSOLIDATED PRO FORMA DEBT SERVICE: as of any date of determination, the total amount payable by the Company and the Restricted Subsidiaries on a consolidated basis, during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled principal payments and all cash interest charges with respect to Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed to be incurred on such date (the "INCURRENCE DATE") and to any Indebtedness proposed to be repaid from funds of such newly incurred Indebtedness (x) within 30 days of the Incurrence Date, or
(y) within the twelve months following such Incurrence Date as to which funds for such payments have been within 30 days of the Incurrence Date irrevocably placed in escrow with an escrow agent with irrevocable instructions to such escrow agent to make such repayments (such funds pursuant to clauses (x) and (y) collectively, the "DEDICATED FUNDS") and (a) including actual payments under Capital Lease obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Bank Credit Facilities) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Bank Credit Facilities, that (1) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Bank Credit Facilities during the most recent four fiscal quarters, (2) except for the twelve-month period immediately prior to the termination or final maturity thereof (unless extended, renewed or refinanced), no principal payments will be made under the Working Capital Facility and (3) principal payments relating to the Acquisition Facility will (unless already converted to a fixed amortization schedule) become due based on the assumption that the conversion to the fixed amortization schedule pursuant to SECTION 3.1(f) of the Bank Credit Facilities is effected on the dates set forth therein, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Bank

Credit Facilities) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended and (e) including any other designated repayments of Indebtedness due within twelve months from such date of determination.
         COVERAGE TEST:  the meaning specified in SECTION 10.5.
         DEDICATED FUNDS: the meaning specified in the definition of "CONSOLIDATED PRO FORMA DEBT SERVICE."
         DISCOUNTED VALUE: with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield plus 100 basis points with respect to such Called Principal.
         DOLLAR AND SIGN "$": lawful money of the United States of America. ENVIRONMENTAL LAWS: applicable federal, state, local and foreign laws, rules or regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.
         ENVIRONMENTAL NOTICE:  the meaning specified in SECTION 7(i).
         ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time.
         EVENT OF DEFAULT:  the meaning specified in SECTION 11.
         EXCESS PROCEEDS:  the meaning specified in SECTION 10.9(c).
         FILINGS:  the meaning specified in SECTION 5.4.
         GAAP: generally accepted accounting principles in effect in the United States from time to time.
         GENERAL PARTNER(S):  the meaning specified in the Introduction.
         GUARANTY: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease (other than operating leases under which the Company or a Restricted Subsidiary is the lessee), dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable or any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including, without limitation, any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, and any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof; PROVIDED that the term

"GUARANTY" shall not include any guarantees in connection with the sale of accounts and notes receivable arising in the ordinary course of business.
         HAZARDOUS MATERIALS: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.
         HOLDER:  the meaning specified in SECTION 14.1.
         INCURRENCE DATE: the meaning specified in the definition of "Consolidated Pro Forma Debt Service."
         INDEBTEDNESS:  as applied to any Person (without duplication):
         (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;
         (b) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;
         (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
         (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
         (e) any obligations under Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;
         (f) any indebtedness, whether or not for borrowed money, secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; PROVIDED that the amount of such Indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;
         (g) all capital stock of such Person redeemable at the option of the holder prior to the final maturity of the Notes or the OP Notes, valued at the greater of its voluntary or involuntary maximum fixed repurchase price or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon;
         (h) any preferred stock of any Restricted Subsidiary of such Person redeemable at the option of the holder prior to the final maturity of the Notes or the OP Notes, valued at the sum of the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof PLUS, in either case, accrued dividends thereon;
         (i) all liabilities of such Person in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
         (j) any indebtedness of the character referred to in clause (a) through
     (i) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable; and

         (k) any indebtedness of any other Person of the character referred to in clause (a) through (j) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty.
Notwithstanding the foregoing, in determining the Indebtedness of the Company and the Restricted Subsidiaries, there shall be excluded all undrawn letters of credit (not yet due and payable), all drawn letters of credit for which the Company reimburses the issuer thereof in accordance with the terms of the reimbursement agreement with respect thereto, trade accounts payable, accrued interest and other accrued expenses and customer credit balances arising in the ordinary course of business on ordinary terms.
         INDEMNIFIED PARTY:  meaning specified in SECTION 16(b).
         INSTITUTIONAL INVESTOR: means (a) any original purchaser of a Note, (b) any holder of a Note holding $1,000,000 or more of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
         INTEREST RATE AGREEMENT: any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed solely to protect the Operating Partnership against fluctuations in interest rates on Indebtedness outstanding under the Bank Credit Facilities entered into with one or more of the banks party to the Bank Credit Facilities (or their affiliates).
         INVESTMENT: All investments in any Person, computed in accordance with GAAP, made by direct or indirect stock purchase, capital contribution, loan, advance, extension of credit, or creation or assumption of any other contingent liability or Guaranty in respect of any obligation of such Person or otherwise and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP; PROVIDED, HOWEVER, that in computing any Investment in any Person (i) all expenditures for such Investments shall be taken into account at the actual amounts thereof in the case of expenditures of cash and at the fair value thereof (as determined in good faith by the board of directors of the Managing General Partner) or depreciated cost thereof (in accordance with GAAP), whichever is greater, in the case of expenditures of property, in each case, without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during any period upon the sale, repayment or other liquidation of such Investments (determined in accordance with GAAP) without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investments or as loans from any Person in whom such Investments have been made, (ii) there shall not be included any real property assets or any account or note receivable from such Person arising from transactions in the ordinary course of business, and (iii) a Guaranty or other contingent liability of any kind in respect of any Indebtedness or other obligation of such Person shall be deemed an Investment equal to the amount of such Indebtedness or obligation.
         LIEN: as to any Person, any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right of way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor under any lease not intended to be an operating lease, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement with respect to any of the foregoing which names such Person as debtor, or the signing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement or any other agreement to give or grant any of the foregoing. Negative pledge agreements, however, shall not constitute Liens for purposes of this Agreement or any other Operative Agreement. For the purposes of this Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of Indebtedness of such Person and such trust shall be deemed to be a Lien if such Person remains legally liable therefor, notwithstanding that such Indebtedness is or may be deemed to be extinguished under GAAP.
         MAKE WHOLE AMOUNT: with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments of the Called Principal of such Note over such Called Principal. The Make Whole Amount shall in no event be less than zero.
         MANAGING GENERAL PARTNER: Cornerstone Propane GP, Inc., a California corporation, so long as it holds a general partner interest in the Company and shall be the managing general partner as provided in the MLP Agreement, and any successor to such position as managing general partner, so long as such successor shall hold such position.
         MATERIAL ADVERSE EFFECT: a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects (financial or otherwise) of the Company and the Restricted Subsidiaries, taken a whole (after giving effect to the transactions contemplated by the Operative Agreements) or the Business, (b) the ability of the Company, either General Partner or any Restricted Subsidiary to perform its obligations under this Agreement or any other Operative Agreement to which it is a party, or (c) the validity, enforceability or priority of this Agreement or any other Operative Agreement or of the rights or remedies of the holder of any Notes.
         MAXIMUM CONSOLIDATED PRO FORMA DEBT SERVICE: as of any date of determination, the highest total amount payable by the Operating Partnership and the other Restricted Subsidiaries on a consolidated basis, during any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which such date of determination occurs and ending on the maturity date of the OP Notes, in respect of scheduled principal payments and all cash interest charges with respect to all Indebtedness of the Operating Partnership and the other Restricted Subsidiaries outstanding or to be outstanding as a result of the transactions occurring on such date of determination, after giving effect to any Indebtedness to be incurred on the Incurrence Date and to any Indebtedness proposed to be repaid from Dedicated Funds and (a) including actual payments under Capital Lease obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Bank Credit Facilities) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Bank Credit Facilities, that (1) the interest payments payable during such four consecutive calendar quarters will equal the actual interest payments associated with the Bank Credit Facilities during the most recent four fiscal quarters, (2) except for the twelve-month period immediately prior to the termination or final maturity thereof (unless extended, renewed or refinanced) no principal payments will be made under the Working Capital Facility and (3) principal payments relating to the Acquisition Facility will (unless already converted to a fixed amortization schedule) become due based on the assumption that the conversion to the fixed amortization schedule pursuant to SECTION 3.1(f) of the Bank Credit Facilities is effected on the dates set forth therein, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Bank Credit Facilities) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended and (e) including any other designated repayments of Indebtedness.
         MEMORANDUM: the meaning specified in SECTION 5.4.

         MLP AGREEMENT: the Amended and Restated Agreement of Limited Partnership of the Company.
         MULTIEMPLOYER PLAN: a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.
         NAIC ANNUAL STATEMENT:  the meaning specified in SECTION 6.2(e).
         1998 NOTE AGREEMENTS: the separate Note Agreements dated as of December 11, 1998 among the Operating Partnership, the General Partners and the purchasers listed in SCHEDULE A thereto and any agreement or agreements entered into in connection with any extension, renewal, refunding, refinancing or replacement of the 1998 Notes containing terms no more restrictive than those contained in the 1998 Note Agreements and the 1998 Notes on the date hereof and otherwise permitted to be incurred and remain outstanding under SECTION 10.2(o).
         1998 NOTES: the 7.33% Senior Secured Notes due January 31, 2013, in the aggregate original principal amount of $85,000,000 issued by the Operating Partnership pursuant to the 1998 Note Agreements and any extension, renewal, refunding, refinancing or replacement thereof containing terms no more restrictive than those contained in the 1998 Notes and the 1998 Note Agreements on the date hereof and otherwise permitted to be incurred and remain outstanding under SECTION 10.2(o).
         1996 NOTE AGREEMENTS: the separate Note Agreements dated as of December 11, 1996, as amended by First Amendment dated as of September 1, 1998 and Second Amendment dated as of December 11, 1998, among the Operating Partnership, the General Partners and the purchasers listed in SCHEDULE A attached thereto and any agreement or agreements entered into in connection with any extension, renewal, refunding, refinancing or replacement of the 1996 Notes containing terms no more restrictive than those contained in the 1996 Note Agreements and the 1996 Notes on the date hereof and otherwise permitted to be incurred and remain outstanding under SECTION 10.2(o).
         1996 NOTES: the 7.53% Senior Secured Notes due December 30, 2010, in the aggregate original principal amount of $220,000,000, issued by the Operating Partnership pursuant to the 1996 Note Agreements and any extension, renewal, refunding, refinancing or replacement thereof containing terms no more restrictive than those contained in the 1996 Notes and the 1996 Note Agreements on the date hereof and otherwise permitted to be incurred and remain outstanding under SECTION 10.2(o).
         NOTES: the meaning specified in SECTION 1.
         OFFICERS' CERTIFICATE: as to any corporation, a certificate executed on its behalf by the Chairman of the board of directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its managing general partner in a manner which would qualify such certificate as an Officers' Certificate of such managing general partner hereunder.
         OPERATING PARTNERSHIP: the meaning specified in SECTION 1.
         OPERATING PARTNERSHIP AGREEMENT: the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as in effect on the date of the Closing, and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and SECTION 10.14.
         OPERATIVE AGREEMENTS: this Agreement, the Other Agreements, the
Notes, the MLP Agreement and the Operating Partnership Agreement.
         OP NOTE AGREEMENTS: the 1996 Note Agreements and the 1998 Note Agreements.
         OP NOTES: the 1996 Notes and the 1998 Notes.
         OTHER AGREEMENTS: the meaning specified in SECTION 2.
         OTHER PURCHASERS: the meaning specified in SECTION 2.

         PARITY DEBT: secured Indebtedness of the Restricted Subsidiaries which qualifies as "PARITY DEBT" under the OP Note Agreements.
         PBGC: the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.
         PERMITS: the meaning specified in SECTION 5.8(a).
         PERMITTED BANKS: the meaning specified in SECTION 10.4(f).
         PERMITTED ENCUMBRANCES: the encumbrances and exceptions to title to properties or assets existing on the date of Closing as permitted by the applicable provisions hereof with respect to real property owned or leased by the Operating Partnership.
         PERMITTED EXCEPTIONS: the meaning specified in SECTION 5.8(a). PERMITTED HOLDERS: Northwestern Corporation, a Delaware corporation, and any Person directly or indirectly controlling or controlled by Northwestern Corporation; PROVIDED that for purposes of this definition "control" shall have the same meaning assigned to such term in the definition of Affiliate.
         PERSON: a corporation, a limited liability company, a firm, a joint venture, an association, a partnership, an organization, a business, a trust or other entity or enterprise, an individual, a government or political subdivision thereof or a governmental agency, department or instrumentality.
         PLAN: an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by either General Partner, the Company or any Related Person of the Company or either General Partner or to which either General Partner, the Company or any Related Person of the Company or either General Partner is or has been obligated to contribute, or an employee benefit plan as to which either General Partner, the Company or any Related Person of the Company or either General Partner could be treated as a contributory sponsor under Section 4069 or Section 4212 of ERISA if such plan were terminated.
         POTENTIAL EVENT OF DEFAULT: any condition or event which, with notice or lapse of time or both, would become an Event of Default.
         PREMIUM AMOUNT: the meaning specified in SECTION 9.3(d).
         PROPOSED PREPAYMENT DATE: the meaning specified in SECTION 9.3(b).
         QPAM EXEMPTION: the meaning specified in SECTION 6.2(c).
         QUALIFYING RESTRICTED SUBSIDIARIES: the Restricted Subsidiaries other than the Operating Partnership and Cornerstone Sale & Service
Corporation.
         REFERENCE PERIOD: the meaning specified in the definition of "CONSOLIDATED CASH FLOW."
         RCRA: the Federal Resource Conservation and Recovery Act, as amended. REINVESTMENT YIELD: with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Service (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, including by interpolation (ii) the Treasury constant maturity series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and

(b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and equal to or greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and equal to or less than the Remaining Average Life.
         RELATED PERSON: with respect to a Person, any trade or business, whether or not incorporated, which, as of any date of determination, would be treated as a single employer together with such Person under Section 414 of the Code.
         REMAINING AVERAGE LIFE: with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
         REMAINING SCHEDULED PAYMENTS: with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTIONS 9.2 or 11.
         REQUIRED HOLDERS: the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
         RESPONSIBLE OFFICER: with respect to any Person, the President, any Vice President, the Chief Financial Officer, the Treasurer and the Secretary of such Person and any other officer of such Person who is responsible for compliance with or performance of any obligation under this Agreement or the other Operative Agreements; with respect to the Company or the Operating Partnership, any such officer of the Managing General Partner and, in any case, any employee of the Company or the Operating Partnership, as applicable, performing any of the above functions.
         RESTRICTED AFFILIATE: Northwestern Growth Corporation, a Delaware corporation, or any of its Subsidiaries as long as any such Person would otherwise be an Affiliate of the Company.
         RESTRICTED PAYMENT: as to any Person, (a) any payment, dividend or other distribution, direct or indirect, in respect of any partnership interest (general or limited) in, or on account of any shares of any class of stock of, such Person, except a distribution payable solely in additional partnership interests in, or shares of stock of, such Person, and (b) any payment, direct or indirect, on account of the redemption, retirement, purchase or other acquisition of any partnership interest in, or any shares of any class of stock of, such Person now or hereafter outstanding or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock or partnership interests in of such Person; PROVIDED that payments by the Company or a Restricted Subsidiary of the Company to either General Partner or any of its Affiliates for services rendered to or on behalf of the Company or any Restricted Subsidiary of the Company or expenses incurred in connection with the operation of the business of the Company or any Restricted Subsidiary of the Company (including, without limitation, reimbursement of expenses incurred under any employee benefit plan) including plans providing for the issuance of limited partnership units or options to acquire limited partnership units in the Company shall not be deemed to be Restricted Payments.
         RESTRICTED SUBSIDIARY: any Wholly Owned Subsidiary of the Company or the Operating Partnership (a) organized under the laws of the United States of America or any state thereof or the District of Columbia, (b) none of the capital stock or ownership interests of which is owned by Unrestricted Subsidiaries, (c) substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States of America and the business of which consists principally of the wholesale and retail sale, distribution and storage of propane gas and/or natural gas and related petroleum derivative products and/or the related retail sale of supplies and equipment, including home appliances, and for the provision of related services and (d) designated by the Company as a Restricted Subsidiary; PROVIDED that (i) to the extent a newly formed or acquired Wholly Owned Subsidiary satisfying the requirements of the foregoing clauses (a), (b) and (c) is not declared either a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Wholly Owned Subsidiary shall be deemed a Restricted Subsidiary and (ii) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of SECTION 10.18(a).
         SETTLEMENT DATE: shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
SECTION 9.2 or is declared to be or becomes immediately due and payable pursuant to SECTION 11, as the context requires.
         SOLVENT:  the meaning specified in SECTION 5.21.
         SPECIAL GENERAL PARTNER: SYN Inc., a Delaware corporation, so long as it holds a general partner interest in the Company and shall be the special general partner as provided in the MLP Agreement, and any successor to such position as special general partner, so long as such successor shall hold such position.
         SUBSIDIARY: of any Person, means any corporation, limited liability company, business trust, association, partnership, joint venture or other business entity at least a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of the majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency. Unless the context otherwise requires, any reference to a Subsidiary shall mean a Subsidiary of the Company or the Operating Partnership, as the case may be.
         SUBSIDIARY GUARANTEE AGREEMENT: the meaning specified in the OP
Note Agreements.
         UNIFORM COMMERCIAL CODE: the Uniform Commercial Code or similar statute in effect from time to time in any jurisdiction.
         UNRESTRICTED SUBSIDIARY: any Subsidiary other than a Restricted Subsidiary which is organized under the laws of the United States of America or any state thereof or the District of Columbia and substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States of America and which business consists principally of the distribution of propane gas or related supplies and equipment.
         WHOLLY OWNED: as applied to any Subsidiary (other than the Operating Partnership), a Subsidiary all of the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock or other equity interests of which are at the time owned by the Company or by one or more Wholly Owned Restricted Subsidiaries or by the Company and one or more Wholly Owned Restricted Subsidiaries; PROVIDED that the Operating Partnership shall be deemed to be Wholly Owned only if and for so long as all equity interests (other than the general partnership interests not to exceed 1.1% of all partnership interests) of the Operating Partnership are owned directly by the Company and all general partnership interests in the Operating Partnership are owned by the General Partners.

         WORKING CAPITAL FACILITY: that Working Capital Facility under the Bank Credit Facilities which shall permit borrowings and the issuance of letters of credit for the Operating Partnership thereunder in an aggregate amount outstanding at any time no greater than $75,000,000.
         YEAR 2000 COMPLIANT: shall mean that neither performance nor functionality of any of the Company's or its Subsidiaries' computer hardware or software is materially affected by dates prior to, on, or after December 31, 1999. In particular: (a) no value for any current date will cause any material interruption in operation; and (b) date based functionality must behave consistently for dates prior to, on and after December 31, 1999 in all material respects.
         YEAR 2000 PROBLEM: means the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving any date prior to, on or after December 31, 1999.
         SECTION 14. REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES.
         14.1. NOTE REGISTER; OWNERSHIP OF NOTES. Any Notes issued in substantially the form of EXHIBIT A are in "registered form". The Company will keep at its principal office a register in which the Company will provide for the registration of Notes in registered form and the registration of transfers of Notes in registered form. The Company may treat the Person in whose name any
Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and the Make Whole Amount or premium, if any, and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. All references in this Agreement or in a Note to a "HOLDER" of any Note shall mean the Person in whose name such Note is at the time registered on such register.
         14.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes in denominations of at least $500,000 (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $500,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Note. Each such new Note shall be in registered form. Each such Note shall be dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor, and shall be registered in the name or names of such Person as such holder or transferee may request. Any Note in lieu of which any such new Note has been executed and delivered shall not be deemed to be an outstanding Note for any purpose of this Agreement.
         14.3. REPLACEMENT OF NOTES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by you or another Institutional Investor holder or your or its nominee, of an unsecured indemnity agreement from you or such other holder), or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note in the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, dated so that there will be no loss of interest on such Note and otherwise of like tenor. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.
         14.4. NOTES HELD BY COMPANY, ETC. DEEMED NOT OUTSTANDING. For the purposes of determining whether the holders of the Notes of the requisite principal amount at the time outstanding have taken any action authorized by this Agreement or any other Operative Agreement with respect to the giving of consents or approvals or with respect to the acceleration upon an Event of Default, any Notes directly or indirectly owned by the Company, the Operating Partnership, either General Partner or any of their respective Affiliates shall be disregarded and deemed not to be outstanding.

         SECTION 15. PAYMENTS ON NOTES.
         15.1. PLACE OF PAYMENT. Payments of principal, Make Whole Amount, Premium Amount or premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of The Chase Manhattan Bank in the Borough of Manhattan, the City and State of New York by 12:00 noon, unless the Company, by written notice to each holder of any Notes, shall designate the principal office of another bank or trust company in such Borough as such place of payment, in which case the principal office of such other bank or trust company shall thereafter be such place of payment.
         15.2. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in SECTION 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make Whole Amount and Premium Amount, if any, and interest no later than 12:00 noon (New York City time) and by the method and at the address specified for such purpose in SCHEDULE A, or by such other reasonable method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall, after such payment or prepayment in full, be surrendered to the Company at its principal office or at the place of payment maintained by the Company pursuant to SECTION 15.1 for cancellation. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to SECTION 14.2. The Company will afford the benefits of this SECTION 15.2 to any Institutional Investor which is the direct or indirect transferee of any Note purchased by you under this Agreement and which has made the same agreement relating to such Note as you have made in this SECTION 15.2.

         SECTION 16. EXPENSES, INDEMNIFICATION, ETC.
         (a) Whether or not the transactions contemplated hereby shall be consummated, the Company will pay all reasonable expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the other Operative Agreements or the Notes, including, without limitation: (i) the cost and expenses of preparing and reproducing this Agreement, the other Operative Agreements and the Notes, of furnishing all opinions by counsel for the Company, the Restricted Subsidiaries or the General Partners (including any opinions requested by your special counsel, Fried, Frank, Harris, Shriver & Jacobson, as to any legal matter arising hereunder) and all certificates on behalf of the Company, either General Partner or any Restricted Subsidiary, and of the Company's, either General Partner's or any Restricted Subsidiary's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the cost of delivering to your principal office, insured to your satisfaction, the Notes issued in exchange for the Notes sold to you hereunder and any Notes delivered to you upon any substitution thereof pursuant to SECTION 14 and of your delivering any Notes, insured to your satisfaction, upon any such substitution; (iii) the reasonable fees, expenses and disbursements of your special counsel, Fried, Frank, Harris, Shriver & Jacobson (or such other counsel as may be selected by the Note holders) and your local counsel in connection with such transactions and any such amendments or waivers; (iv) the costs and expenses, including attorneys' fees, incurred by you or any subsequent holder of a Note in enforcing (or determining whether or how to enforce) any rights under this Agreement, any other
Operative Agreement or the Notes or in responding to any subpoena or other legal process in connection with this Agreement, any other Operative
Agreement or the Notes or the transactions contemplated hereby or by reason of you or any subsequent holder of Notes having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case; (v) the cost and expenses of obtaining a Private Placement Number for the Notes;
and (vi) the reasonable out-of-pocket expenses incurred by you in connection with such transactions and any such amendments or waivers; PROVIDED that the Company shall be required to pay the cost and expenses of only one firm (and any local counsel) retained by the Note holders in connection with any waivers or amendments. The Company also will pay, and will save you and each holder of any Notes harmless from, all claims in respect of the fees, if any, of brokers and finders (unless engaged by you) and any and all liabilities with respect to any taxes (including interest and penalties) (other than income taxes) which may be payable in respect of the execution and delivery hereof, the issue of the Notes hereunder and any amendment or waiver under or in respect hereof or of the Notes. In furtherance of the foregoing, on the date of the Closing, the Company will pay the reasonable fees and disbursements of your special counsel which are reflected as unpaid in the statement of Fried, Frank, Harris, Shriver & Jacobson, your special counsel, delivered to the Company prior to the date of the Closing; and thereafter the Company will pay, promptly upon receipt of supplemental statements therefor from time to time, additional fees, if any, and disbursements of your special counsel in connection with the transactions hereby contemplated (including unposted disbursements as of the date of the Closing).
         (b) The Company will protect, indemnify and save harmless each present, future and former holder of any Note and their respective officers, directors, trustees, employees, agents and representatives (individually, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of (i) any failure on the part of the Company, the Operating Partnership, either General Partner or any of their respective Subsidiaries or Affiliates to perform or comply with any of the terms of this Agreement or any other Operative Agreement, (ii) any negligence or tortious act on the part of the Company, the Operating Partnership, either General Partner, any of their respective Subsidiaries or Affiliates or any of their respective agents, contractors, sublessees, licensees or invitees, (iii) any other relationship that has arisen or may arise between the Company, the Operating Partnership, either General Partner or any of their respective Subsidiaries or Affiliates and the Indemnified Parties as a result of the delivery or performance of this Agreement, any other Operative Agreement or any action contemplated hereby or thereby or by any other document executed in connection herewith or therewith, or (iv) the holding of, or any interest in, any sum deposited or paid under this Agreement, the Notes or any other Operative Agreement; PROVIDED that nothing contained herein shall be deemed to require the Company to indemnify the Indemnified Parties for their respective gross negligence or willful misconduct, or for their breach of their respective obligations under this Agreement or the other Operative Agreements.
         In case any action, claim, suit or proceeding is brought against an Indemnified Party by reason of any such occurrence, the Company may, and upon the request of such Indemnified Party will, at the Company's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel designated by the Company and reasonably satisfactory to the Indemnified Party, as the case may be; PROVIDED that any Indemnified Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense; and PROVIDED, FURTHER, that if any Indemnified Party reasonably determines that a conflict of interest exists with respect to the representation by such counsel of such Indemnified Party, the Company shall pay the fees and expenses of counsel selected by such Indemnified Party. In any event, if the Company fails to assume the defense within a reasonable time after any such request, the Indemnified Party may assume such defense or other indemnification obligation and the fees and expenses of its attorney will be paid by the Company. The obligations of the Company under this SECTION 16 shall survive any termination or satisfaction of this Agreement. Any amounts payable to any Indemnified Party under this SECTION 16 which are not paid within 15 days after written demand therefor by any Indemnified Party shall bear interest at a rate per annum equal to the rate of interest stated on the face of the Notes plus 2.0% from the date of such demand. In the event that the Company shall be required to pay any indemnity under this SECTION 16, the Company shall pay the Indemnified Party an amount which, after deduction of all taxes required to be paid by such Indemnified Party in respect of the receipt or accrual thereof (but not for any taxes payable with respect to amounts received for the payment of income taxes), shall be equal to the amount of such indemnity.
         (c) In connection with the Closing, the Managing General Partner and the Company are requesting that you make available for funding an amount equal to the principal amount specified opposite your name in SCHEDULE A. If, for any reason, on the date scheduled by the Managing General Partner and the Company as the date for the Closing, you shall at their request have made such amount available, and (i) the closing conditions are not satisfied by 11:00 a.m. on such scheduled date, (ii) the Managing General Partner and the Company do not, by 11:00 a.m. on such scheduled date reschedule such Closing for a subsequent date, and (iii) the Closing in fact does not occur on such scheduled date, the General Partners and the Company will protect, indemnify and hold you harmless from and against any and all losses resulting from your failure or inability to invest on the scheduled date for the Closing the purchase price of the Notes to be purchased by you, for the period ending on the next following Business Day at a rate of interest equal to or greater than the rate of interest on the Notes.

         SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
         All representations and warranties contained in this Agreement or the other Operative Agreements, or made in writing by or on behalf of either General Partner, the Company, any Restricted Subsidiary or any of their Affiliates in connection with the transactions contemplated by this Agreement or the other Operative Agreements, shall survive the execution and delivery of this Agreement and the other Operative Agreements, any investigation at any time made by you or on your behalf, the purchase of the Notes by you under this Agreement and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the General Partners, the Company or any Restricted Subsidiary pursuant to this Agreement and/or the other Operative Agreements or in connection with any amendment, waiver or modification of this Agreement or any of the other Operative Agreements shall be deemed representations and warranties of the Company under this Agreement.

         SECTION 18. AMENDMENTS AND WAIVERS.
         Any term of this Agreement or of the Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Required Holders; PROVIDED that, without the prior written consent of the holders of all the Notes at the time outstanding, no such amendment or waiver shall (a) change the maturity or the principal amount of, or change the rate of interest or the time of payment of interest on, or change the amount or the time of payment of any principal or Make Whole Amount or Premium Amount on any prepayment of, any Note, (b) reduce the aforesaid percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or change the rights of the holders of a Note with respect thereto,
(c) change the percentage of the principal amount of the Notes the holders of which may declare the Notes to be due and payable as provided in SECTION 11 or change the rights of the holders of a Note with respect thereto, (d) change the percentage of the principal amount of the Notes the holders of which may rescind and annul any such declaration as provided in SECTION 11 or
(e) modify the provisions of SECTION 9.7 or this SECTION 18. Any amendment or waiver effected in accordance with this SECTION 18 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note, either General Partner and the Company.

         SECTION 19. NOTICES, ETC.
         Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by hand, by express courier service or by registered or certified mail, return receipt requested, postage prepaid, addressed, (a) if to you, at the address set forth in SCHEDULE A or at such other address as you shall have furnished to the Company in writing, except as otherwise provided in SECTION 15.2 with respect to payments on Notes held by you or your nominee, or (b) if to any other holder of any Note, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Note who has furnished an address to the Company, or (c) if to the Company or either General Partner, at the address set forth at the beginning of this Agreement to the attention of Senior Vice President and Chief Financial Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to you and each such other holder in writing.

         SECTION 20. REPRODUCTION OF DOCUMENTS.
         This Agreement, each Operative Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and notifications which may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each General Partner and the Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 21. MISCELLANEOUS.
         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof; PROVIDED that the benefits of SECTIONS 7, 14.3 and 15.2 shall be limited as therein provided. Except as stated in SECTION 17, this Agreement embodies the entire agreement and understanding among you, the General Partners and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         SECTION 22. SUBMISSION TO JURISDICTION.

         For the purpose of assuring that any holder of Notes may enforce its rights under this Agreement, the Notes and the other Operative Agreements, each of the General Partners and the Company for itself and its successors and assigns, hereby, to the fullest extent permitted by applicable law, irrevocably
(a) agrees that any legal or equitable action, suit or proceeding brought against it arising out of or relating to this Agreement, any other Operative Agreement and the Notes, or any transaction contemplated hereby or the subject matter of any of the foregoing or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be instituted in any state or federal court sitting in the Borough of Manhattan in the State of New York,
(b) waives any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any such court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, or any right to require the proceeding to be conducted in any other jurisdiction by reason of its present or future domicile, (c) irrevocably submits itself to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction sitting in the Borough of Manhattan in the State of New York for purposes of any such action, suit or proceeding, and (d) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court sitting in the Borough of Manhattan in the State of New York, and irrevocably waives any immunity from, or objection to, the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and any immunity from execution.

         SECTION 23. WAIVER OF JURY TRIAL.
         EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER OPERATIVE AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

         SECTION 24. GOVERNING LAW.
         THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA. THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF WHICH WOULD REQUIRE APPLICATION OF THE LAWS OF A DIFFERENT STATE.

         SECTION 25. CONFIDENTIAL INFORMATION.
         For the purposes of this SECTION 25, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Restricted Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Restricted Subsidiary; PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Restricted Subsidiary or (d) constitutes financial statements delivered to you under
SECTION 7 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 25, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 25), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 25), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.
Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 25 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this SECTION 25.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return the same to the undersigned, whereupon this Agreement shall become a binding agreement between you and the undersigned.

                                         Very truly yours,

                                         CORNERSTONE PROPANE PARTNERS, L.P.

                                         By:      CORNERSTONE PROPANE GP, INC.,
                                                  as Managing General Partner



                                              By
                                                -------------------------------
                                                  Name:
                                                  Title:


                                         CORNERSTONE PROPANE GP, INC.

                                         By
                                           ------------------------------------
                                                  Name:
                                                  Title:


                                         SYN INC.

                                         By
                                           ------------------------------------
                                                  Name:
                                                  Title: